UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

__________________

SCHEDULE 14A

__________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE LOVESAC COMPANY

(Name of Registrant as Specified in its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

THE LOVESAC COMPANY
Two Landmark Square, Suite 300
Stamford, CT 06901

April 18, 2022

Dear Fellow Stockholders:

You are invited to attend the 2022 Annual Meeting of Stockholders of The Lovesac Company at 10:00 a.m. Eastern Time on June 2, 2022, to be conducted virtually via live webcast by pre-registering at https://viewproxy.com/LovesacCompany/2022/.

The following Notice of Annual Meeting of Stockholders outlines the business to be conducted at the virtual 2022 Annual Meeting of Stockholders. All stockholders of record of our common stock at the close of business on April 8, 2022, the record date, are entitled to notice of and to vote at this meeting and any continuation, postponement, or adjournment thereof.

You will be able to attend the virtual 2022 Annual Meeting of Stockholders by first registering at https://viewproxy.com/LovesacCompany/2022/. You will receive a meeting invitation by e-mail with your unique link to join along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual 2022 Annual Meeting of Stockholders. All registrations to attend the virtual 2022 Annual Meeting must be received by 11:59 p.m. Eastern Time on June 1, 2022. Whether or not you expect to attend, we urge you to vote as promptly as possible. If you vote in advance you may still decide to attend the virtual 2022 Annual Meeting of Stockholders and vote your shares during the meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

On behalf of the Board of Directors of The Lovesac Company, I would like to take this opportunity to thank our stockholders for their continued support of Lovesac.

Sincerely yours,

Shawn Nelson
Founder and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2022

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of The Lovesac Company at 10:00 a.m. Eastern Time on June 2, 2022, to be conducted virtually via live webcast by pre-registering at https://viewproxy.com/LovesacCompany/2022/.

PROXY MATERIALS

This Notice of Annual Meeting, the Notice of Internet Availability of Proxy Materials, Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended 2022 (“2022 Annual Report”), and form of proxy are being made available on or about April 18, 2022.

PROPOSALS

(1)    To elect seven (7) directors to the Board of Directors to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(2)    To provide advisory approval of the Company’s fiscal 2022 compensation for its named executive officers;

(3)    To provide an advisory vote on the frequency of future stockholder advisory votes on executive compensation;

(4)    To approve the Second Amended and Restated 2017 Equity Incentive Plan that, among other things, increases the number of shares reserved for issuance thereunder by 550,000 shares;

(5)    To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2023; and

(6)    To conduct any and all other business that may properly come before the 2022 Annual Meeting or any continuation, postponement, or adjournment thereof.

RECORD DATE

If you were a stockholder of record on April 8, 2022, you may vote your shares at the 2022 Annual Meeting.

VOTING

You may vote your shares at the Annual Meeting by following the instructions on the Notice of Internet Availability of Proxy Materials. You may vote on the Internet, by telephone or by completing and returning a proxy card to us in the envelope provided. Further information about how to register for and attend the virtual Annual Meeting online, vote your shares online during the meeting and submit questions online during the meeting is included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote if you attend the virtual Annual Meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Please read the entire Proxy Statement before casting your vote.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: Our 2022 Annual Report, this Notice and Proxy Statement and the proxy card are available electronically at https://www.astproxyportal.com/ast/22259.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF THREE WAYS:
Refer to the enclosed proxy materials or information provided by your broker or other holder of record to see which voting methods are available to you.	INTERNET Visit the website on your proxy card	BY TELEPHONE Call the number on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope

PROXY STATEMENT
2022 ANNUAL MEETING OF STOCKHOLDERS
To be held on Thursday, June 2, 2022

i

ii

GENERAL INFORMATION

Why am I receiving these materials?

The Board of Directors of The Lovesac Company (which we refer to in this Proxy Statement as “we”, “our”, “us” or “Lovesac”) is providing you these proxy materials in connection with the Board’s solicitation of proxies from our stockholders for our 2022 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) and any adjournments and postponements of the Annual Meeting. The Annual Meeting will be held virtually at https://viewproxy.com/LovesacCompany/2022/ on Thursday, June 2, 2022, commencing at 10:00 a.m. Eastern Time.

We have mailed the Notice of Internet Availability of Proxy Materials to all stockholders and beneficial owners of record as of April 8, 2022, the record date for the Annual Meeting (the “Record Date”). All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement, as filed with the U.S. Securities and Exchange Commission, (the “SEC”), on or about April 18, 2022, and our 2022 Annual Report. The Notice of Internet Availability of Proxy Materials includes information on how to access the proxy materials, how to submit your vote on the Internet, by phone, by mail, or how to request a paper copy of the proxy materials. This Proxy Statement and our 2022 Annual Report are available at https://www.astproxyportal.com/ast/22259.

What is the purpose of the Annual Meeting?

At the Annual Meeting, you and our other stockholders entitled to vote at the Annual Meeting are requested to vote on proposals to (1) elect seven (7) members of our Board of Directors to serve until our 2023 Annual Meeting of Stockholders; (2) provide advisory approval of the Company’s fiscal 2022 compensation for its named executive officers; (3) provide an advisory vote on the frequency of future advisory stockholder advisory votes on executive compensation; (4) approve the Second Amended and Restated 2017 Equity Incentive Plan (“Second Amended 2017 Plan”); (5) ratify the appointment of Marcum LLP as our independent registered accounting firm for fiscal year 2023; and (6) conduct any and all other business that may properly come before the 2022 Annual Meeting or any continuation, postponement, or adjournment thereof.

Who is entitled to attend and vote at the Annual Meeting?

Only stockholders of record as of the close of business on the Record Date, or the holders of their valid proxies may attend and shall be entitled to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. As of the close of business on the record date, 15,124,910 shares of our common stock were outstanding and entitled to vote. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting.

What do I need to do to attend the Annual Meeting virtually?

In order to attend our virtual 2022 Annual Meeting live via the Internet, you must register at https://viewproxy.com/LovesacCompany/2022/ by 11:59 PM Eastern Time on Friday, June 1, 2022, using your Control Number that was included in your proxy card. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a Control Number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Further instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://viewproxy.com/LovesacCompany/2022/.

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting at https://viewproxy.com/LovesacCompany/2022/ by logging in using the password you received via e-mail in your registration confirmation. You are entitled to attend our Annual Meeting only if you were a stockholder as of the Record Date. A webcast replay of the Annual Meeting will be available at https://viewproxy.com/LovesacCompany/2022/ until the sooner of June 2, 2023 or the date of the next Annual Meeting of Stockholders to be held in 2023.

Is a list of stockholders available?

A list of our stockholders will be available for review at our executive offices in Stamford, Connecticut, during ordinary business hours for a period of ten days prior to the meeting. Stockholders interested in viewing the list should contact InvestorRelations@lovesac.com or Secretary@lovesac.com at least 48 hours prior to any visit. All visitors are subject to the Company’s safety protocols. The list will also be available for examination by stockholders of record during the virtual Annual Meeting live webcast at https://viewproxy.com/LovesacCompany/2022/.

What constitutes a quorum?

The presence by attendance at the Annual Meeting through the virtual webcast or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting.

Broker non-votes (which are explained under “What are broker non-votes?) will be included in determining the presence of a quorum at the 2022 Annual Meeting but will not be counted or have an effect on the outcome of any matter except with respect to the proposal to ratify the appointment of Marcum LLP as our independent registered accounting firm for fiscal year 2023.

What are broker non-votes?

Broker non-votes occur when a person holding shares through a bank or broker, meaning that their shares are held in a nominee name or beneficially through such bank or broker, does not provide instructions as to how to vote their shares and the bank or broker is not permitted to exercise voting discretion. Under the listing rules of the Nasdaq Global Market (“Nasdaq”), your bank or broker is only permitted to exercise voting discretion on routine matters. Accordingly, your bank or broker may vote shares held in beneficial name only with respect to ratifying the appointment of Marcum LLP as our independent registered accounting firm for fiscal year 2023 but may not vote on any other matter to be voted at the Annual Meeting.

What vote is required to approve each item to be voted on at the Annual Meeting?

PROPOSAL 1: Election of Directors — A plurality of the votes of the shares present by remote communication or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors. This means that the seven (7) director nominees receiving the highest number of affirmative votes of the shares present by remote communication or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected to our Board. Broker non-votes and votes marked “WITHHOLD AUTHORITY FOR ALL NOMINEES” will have no legal effect on the outcome of the election of directors. With respect to votes marked “FOR ALL EXCEPT,” votes for director nominees that are withheld will have no legal effect on the outcome of the election of directors, while votes for all other director nominees will count toward a plurality.

PROPOSAL 2: Advisory Approval of the Company’s Fiscal 2022 Compensation for its Named Executive Officers — The approval, on an advisory basis, of the Company’s fiscal 2022 compensation for its named executive officers requires the “FOR” vote of a majority of the shares present in person, by remote communication, or represented by proxy duly authorized at the meeting and entitled to vote at the meeting. Abstentions are treated as present and entitled to vote and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL 3: Advisory Vote on the Frequency of Future Stockholder Advisory Votes on Executive Compensation — The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered the frequency of future stockholder advisory votes recommended by stockholders. Abstentions and broker non-votes will have no effect on the outcome of this vote.

PROPOSAL 4: Approval of the Second Amended and Restated 2017 Equity Incentive Plan — This proposal requires the affirmative vote of a majority of the shares present by remote communication or represented by proxy duly authorized at the meeting and entitled to vote at the meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. If you indicate on your proxy card that you wish to “ABSTAIN” from voting on this proposal, your shares will not be voted on this proposal. Abstentions are treated as present and entitled to vote and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL 5: Ratification of the Appointment of the Independent Registered Public Accounting Firm for the Year Ending January 29, 2023 — The affirmative vote of the holders of a majority of the shares present by remote communication or represented by proxy and entitled to vote on the proposal at the Annual Meeting is required to approve this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. This proposal is considered a routine matter where brokers are permitted to vote your shares held by them in their discretion in the event that they do not receive voting instructions from you.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

■          PROPOSAL 1:  FOR each of the nominees for director named in this Proxy Statement.

■          PROPOSAL 2:  FOR the approval of the Company’s fiscal 2022 compensation for its named executive officers.

■          PROPOSAL 3:  ONE YEAR for the frequency of future stockholder advisory votes on executive compensation.

■          PROPOSAL 4:  FOR the Second Amended and Restated 2017 Equity Incentive Plan.

■          PROPOSAL 5:  FOR the ratification of the appointment of Marcum LLP as our independent registered accounting firm for fiscal year 2023.

How do I vote my shares?

The answer depends on whether you own your shares of Lovesac common stock as of the Record Date directly (that is, you hold shares in your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

■          If you own shares of the Company directly (i.e., you are a “registered stockholder”): Your proxy is being solicited directly by us, and you can vote by Internet, by telephone, by mail or you can vote at our virtual Annual Meeting online. You are encouraged to vote prior to the Annual Meeting to ensure that your shares will be represented.

■          If you wish to vote by Internet: Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Internet voting will close and no longer be available as of 11:59 p.m. Eastern Time on June 1, 2022.

■          If you wish to vote by telephone: Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Telephone voting will close and no longer be available as of 11:59 p.m. Eastern Time on June 1, 2022.

■          If you wish to vote by mail: Please sign, date and complete the enclosed proxy card and return it by mail in the enclosed postage paid envelope. No postage is necessary if the proxy card is mailed in the United States. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares in accordance with the recommendations of the Board of

Directors as described above, and, in their discretion, on any other matter that properly comes before the Annual Meeting. We have not received notice of other matters that may properly be presented at the Annual Meeting. Unsigned proxy cards will not be counted.

■          If you wish to vote at the Annual Meeting: You will be able to vote your shares if you register to attend by Internet and attend the virtual Annual Meeting pursuant to the instructions below.

■          If you hold your shares of the Company through a broker, bank or other nominee: You are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by your broker, bank or nominee. You may not vote directly any shares held in “street name”; however, as the beneficial owner of the shares, you have the right to direct your broker, bank or nominee on how to vote your shares. A voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone, via the Internet, or virtually at the Annual Meeting, depending upon your voting instructions. Please refer to the instructions provided with your voting instruction card and see “What do I need to do to attend the Annual Meeting virtually?” above for information about voting in these ways. See also “How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?” below.

If you plan to vote by mail, telephone or Internet in advance of the Annual Meeting, your vote must be received by 11:59 p.m., Eastern Time, on June 1, 2022 to be counted. Internet voting during the Annual Meeting is also permissible through the virtual webcast at https://viewproxy.com/LovesacCompany/2022/.

Will I have the same participation rights in the virtual Annual Meeting as I would have at an in-person stockholder meeting?

Yes. If you register to attend, and attend, the Annual Meeting pursuant to the instructions above, you will be able to vote online during the Annual Meeting, change a vote you may have submitted previously, or ask questions online that will be reviewed and answered by the speakers. If you wish to submit a question during the virtual Annual Meeting, you may log into https://viewproxy.com/LovesacCompany/2022/ and ask a question on the virtual meeting platform. Our virtual meeting will be governed by our Rules of Conduct which will be available on the virtual meeting platform. We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money, especially as physical attendance at meetings has declined. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or executive management in attendance. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.

Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting.

What if I have technical difficulties during the virtual Annual Meeting?

There will be technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in by 9:45 a.m. Eastern Time on June 2, 2022, the day of the meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending January 29, 2023. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.

Can I change my vote after I return my proxy card?

Stockholders of record may revoke their proxies by virtually attending the Annual Meeting and voting online during the virtual meeting, by filing an instrument in writing revoking the proxy prior to the Annual Meeting or by filing another duly executed proxy bearing a later date with our Secretary at the address below before the vote is counted or by voting again using the telephone and Internet before the cut-off time (11:59 p.m., Eastern Time, on June 1, 2022). Your latest telephone or Internet proxy submitted prior to the Annual Meeting is the one that will be counted unless you virtually attend the Annual Meeting and vote your shares online during the meeting. We recommend that you vote by proxy even if you plan to attend the Annual Meeting online. If you hold your shares through a bank, broker or other nominee, you may revoke any prior voting instructions by contacting the institution that holds your shares.

Written notice of revocation may be sent to The Lovesac Company, Two Landmark Square, Suite 300, Stamford, CT 06901, Attention: Secretary.

How will votes be recorded and where can I find the voting results of the Annual Meeting?

We have engaged American Stock Transfer & Trust Company, LLC (“AST”), our transfer agent, as our inspector of elections to receive and tabulate votes. AST will separately tabulate “FOR” and “AGAINST” votes, abstentions and broker non-votes, and votes of one year, two years or three years for Proposal 3. AST will also certify the results and determine the existence of a quorum and the validity of proxies and ballots. We plan to announce preliminary voting results at the Annual Meeting and to publish the final results in a Current Report on Form 8-K following the Annual Meeting.

Who conducts the proxy solicitation and how much will it cost?

The Company is requesting your proxy for the Annual Meeting and will pay the costs of requesting stockholder proxies. Proxies may be solicited by directors, officers and other associates of the Company, personally or by telephone, Internet, or mail, none of whom will receive compensation for their solicitation efforts. We may also reimburse brokerage firms, dealers, banks, voting trustees or other record holders for their reasonable expenses for forwarding proxy materials to the beneficial owners of our common stock.

Questions and Additional Copies

If you have any additional questions with respect to the Company or the matters described herein, or questions about how to submit your proxy, or if you need additional copies of this Proxy Statement or proxy card, you should contact our Secretary at The Lovesac Company, Two Landmark Square, Suite 300, Stamford, CT 06901, by telephone at (888) 636-1223, or by email at InvestorRelations@lovesac.com or Secretary@lovesac.com.

Proposal 1

ELECTION OF DIRECTORS

Lovesac’s business and affairs are managed under the direction of our Board of Directors. The number of Directors is determined by our Board of Directors, subject to the terms of our Amended Certificate and Amended and Restated By-Laws (the “By-Laws”). Our Board of Directors currently consists of seven members and is authorized to have no less than five members nor more than nine members. Each our Directors serves until the next annual meeting of stockholders and until his or her successor is elected and duly qualified, or until his or her earlier death, resignation or removal. On March 24, 2022, our Board of Directors fixed the number of Directors constituting the full Board at seven members.

Board Composition

The Nominating and Governance Committee (the “Nominating Committee”) works with the Board of Directors to determine the appropriate skills and qualifications necessary for Board membership, taking into consideration the Board’s needs at the time. In seeking qualified candidates for Board membership, the Board will consider a variety of factors including professional experience and other individual qualities and characteristics that contribute to a diverse mix of viewpoints and experience represented on the Board.

Required Qualifications for Board Membership

The Board of Directors and Nominating Committee require all Directors and Director candidates to be of high character and integrity and have the ability to guide our Company based on experience gained in positions as leaders with a high degree of responsibility in the companies with which they are or were affiliated. Each Director and Director candidate must also ensure that other existing and anticipated future commitments do not interfere with his or her service as a Director. In determining whether to recommend a Director for re-election, the Nominating Committee also considers the Director’s past attendance at meetings, participation in and contributions to the activities of the Board and the Company, tenure and other qualifications set forth in the Nominating Committee’s charter or developed and approved by the Nominating Committee.

Key Qualifications and Experience for Board Membership

The Board has identified key qualifications and experience that are important to be represented on the Board based on the Company’s current business strategy and future business goals. These qualifications are evaluated regularly and updated to adapt to the evolving needs of the Board and the Company. This list is not exhaustive, but rather represents a summary of the key criteria considered by the Board during the nomination and appointment process.

Executive Leadership	Experience leading and building high functioning teams, developing interdisciplinary long-range strategic plans, policy development and people management.
Business Operations

Experience with day-to-day operational execution of long-range plans and targets, leading sourcing, distribution and transportation strategy, and developing real estate strategy and assessing and negotiating real estate leases.

Marketing and Sales	Experience developing and executing digital marketing strategies, managing the customer experience, brand management, developing sales plans and promotions to meet financial targets, and ecommerce.

Environmental, Social and Governance	Experience in environmental and sustainability practices, fostering diversity and inclusion culture and programs, and providing accountability and transparency and protecting shareholder interests.
Technology and Security

Experience in safeguarding the generation, transmission and distribution of digital assets, knowledge and experience in the strategic use and governance of information management and information technology

Accounting, Finance and Internal Controls

Experience evaluating financial statements and capital structure, overseeing financial reporting, fundraising across debt/equity markets, investor relations, assessing internal controls and regulatory compliance, and risk valuation and risk management oversight.

Director Nominees

Shawn Nelson, Andrew R. Heyer, John Grafer, Jack A. Krause, Sharon M. Leite, Walter F. McLallen and Shirley Romig have been nominated for election as Directors to serve until the 2023 Annual Meeting of Stockholders and until their successors are elected and have qualified. All of our nominees are current Directors. Each nominee has consented to being named in the Proxy Statement and has agreed to serve as a member of the Board of Directors, if elected. In the event that any of the nominees should be unable to serve as a Director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unable to serve if elected.

The Board of Directors believes that each nominee has valuable skills and experiences that provide us with the knowledge, judgment and strategic vision necessary to provide effective oversight. The biographies below reflect the particular experience, qualifications and skills that led the Board of Directors to conclude that each Director nominee should serve on the Board. There are no family relationships between and among any of our executive officers or Directors. There are no arrangements or understandings between any of our executive officers or Directors and any other person pursuant to which any of them are elected as an officer or Director.

Shawn Nelson
Age: 45 Director since: 2017 Independent: No Committees: None

Skills and Qualifications:

We believe Mr. Nelson is qualified to serve on our board because of his leadership experience as our founder, his extensive knowledge of the Company and his service as our Chief Executive Officer.

Shawn Nelson founded Lovesac in 1998 and is currently serving as our Chief Executive Officer and as a member of the Board of Directors. Mr. Nelson is the lead designer of the Company’s patented products and directly oversees design, innovation, public relations, investor relations and people/culture. In 2005, Mr. Nelson won Richard Branson’s “The Rebel Billionaire” on Fox and continues to participate in ongoing TV appearances. Mr. Nelson has a master’s degree in Strategic Design and Management and is a former graduate-level instructor at Parsons, The New School for Design in New York City. Mr. Nelson is also fluent in Chinese with a B.A. in Mandarin from the University of Utah.

Andrew R. Heyer
Age: 64 Director since: 2017 Independent: No Committees: None Designation: Chair of the Board

Skills and Qualifications:

We believe Mr. Heyer is qualified to serve on our board because of his extensive experience in private equity investing in the consumer goods industry and his experience on other private and public company boards.

Andrew R. Heyer is the Chair of our Board of Directors. Mr. Heyer is a finance professional with over 35 years of experience investing the consumer and consumer-related products and services industries. He has deployed in excess of $1 billion of capital over that time frame and has guided several public and private companies as a member of their boards of directors. Mr. Heyer is the Chief Executive Officer and Founder of Mistral Equity Partners, a private equity fund manager founded in 2007 that invests in the consumer industry. Prior to founding Mistral, Mr. Heyer served as a Founding Managing Partner of Trimaran Capital Partners. Until 1995, Mr. Heyer was a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds. Prior to joining CIBC World Markets Corp., Mr. Heyer was a Founder and Managing Director of The Argosy Group L.P. Prior to joining Argosy, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated and, prior to that, he worked at Shearson/American Express. From 1993 to 2009 and from 2012 to April 2019, he has served on the board of The Hain Celestial Group (Nasdaq: HAIN), a natural and organic food and products company. From December 2016 to March 2020, Mr. Heyer served as a director of XpresSpa Group, Inc. (Nasdaq: XSPA), a diversified holding company. From April 2017 to March 2019, Mr. Heyer served as a director and President of Haymaker Acquisition Corp., which was acquired by OneSpaWorld Holdings Limited (Nasdaq: OSW) on March 19, 2019. Mr. Heyer has served on the board of directors of OneSpaWorld Holdings Limited since March 2019. He has also served on the board of directors of: Arko Corp. (Nasdaq: ARKO), 100% owner of GPM Investments, LLC, a convenience store chain since December 2020; Tastemaker Acquisition Corp. (Nasdaq: TMKRU), a special purpose acquisition company targeting businesses in the restaurant, hospitality or related technology and services sectors, since January 2021; and AF Acquisition Corp. (Nasdaq: AFAQU), a special purpose acquisition company targeting the better-for-you food and beverage, health and wellness, beauty, personal care and pet industries, since March 2021. Mr. Heyer also serves on the boards of directors of several private companies, including Worldwise, a pet accessories business. Since June 2019, Mr. Heyer has served as a director and President of Haymaker Acquisition Corp. III (Nasdaq: HYAC), a special purpose acquisition company.

John Grafer
Age: 52 Director since: 2017 Independent: Yes Committees: • Compensation Committee

Skills and Qualifications:

We believe Mr. Grafer is qualified to serve on our board because of his substantial experience in private equity investing and investment banking, his accounting expertise and his experience on other company boards.

John Grafer is a member of our Board of Directors. Mr. Grafer is a partner at Satori Capital, a multi-strategy alternative investment firm founded on the principles of conscious capitalism. Mr. Grafer is a member of Satori’s investment committee, a board member of Accelerated Learning Solutions, Hobo, SunTree Snack Foods, Formulife, and Zorch International, a former board observer for Aspen Heights, and a former board member of California Products Corporation, Longhorn Health Solutions, and FWT. Prior to joining Satori in 2009, Mr. Grafer was Senior Vice President at Giuliani Partners, a principal investment and consulting firm founded by former New York City Mayor Rudolph W. Giuliani. Prior to joining Giuliani Partners in 2003, Mr. Grafer was a member of the mergers and acquisitions group at Credit Suisse First Boston, a member of the proprietary trading group at J.P. Morgan Chase, and a team member at Ernst & Young, where he earned his C.P.A. Mr. Grafer has also assisted a family office with early-stage investments in sustainably managed companies, including Honest Tea. Mr. Grafer is an elected member of the board of directors and executive committee of Americans For Fair Taxation® (FairTax®) and was formerly a first-round judge for the McCloskey Business Plan competition at the University of Notre Dame. Mr. Grafer received a B.B.A. from the University of Notre Dame and an M.B.A. in Finance from the University of Chicago Booth School of Business.

Jack A. Krause
Age: 59 Director since: 2021 Independent: No Committees: None

Skills and Qualifications:

We believe Mr. Krause is qualified to serve on our board because of his extensive brand management and marketing experience, and his deep knowledge of the Company having served as President and Chief Operating Officer from 2015 to 2021.

Jack A. Krause is the Chief Strategy Officer of The Lovesac Company and a member of the Board of Directors. Previously, he served as President and Chief Operating Officer of Lovesac from 2015 until November 2021. Prior to Lovesac, Mr. Krause served as President of Vitamin World, a division of NBTY. He also served as Senior Vice-President of Watch Station Global Retail and Skagen from 2011 to 2013. Mr. Krause also held the position of General Manager of Sunglass Hut North America from 2008 to 2010 along with other executive positions at Luxottica. Mr. Krause worked for 11 years at Bath and Body Works in roles of increasing responsibility leading to Senior Vice-President of Brand Development from 2004 to 2006. Prior to that he spent 10 years in brand management at Jergens and Marion Consumer Products. Mr. Krause has a Bachelor of Science in Business Administration from Miami University.

Sharon M. Leite
Age: 59 Director since: 2021 Independent: Yes Committees: • Audit Committee • Nominating and Governance Committee

Skills and Qualifications:

We believe Ms. Leite is qualified to serve on our board because she brings significant general management experience, as well as retail sales, operations, digital, ecommerce, real estate, merchandising and marketing experience.

Sharon M. Leite is a member of our Board of Directors. Ms. Leite is the Chief Executive Officer of Vitamin Shoppe, Inc. and has held that role since August 2018. Previously, she served as President, North America, for Godiva Chocolatier from October 2017 until August 2018. Prior to joining Godiva, from February 2016 until May 2017, Ms. Leite was the President of Sally Beauty — North America (NYSE: SBH), an international specialty retailer and distributor of professional beauty products, with over 3,000 stores. Prior to joining Sally Beauty, from August 2007 until January 2016, Ms. Leite was the Executive Vice President of Sales, Customer Experience and Real Estate at Pier 1 Imports (NYSE: PIR). In addition, Ms. Leite has held various executive leadership roles at Bath and Body Works (L Brands) as well as various sales and operations positions with other prominent retailers including Gap Inc. and The Walt Disney Company. Ms. Leite has served on the board of directors of Tandy Leather Factory, Inc. (Pink: TLFA), a specialty retailer and wholesale distributor of leather and leather-related products, since 2017. She also serves on the boards of the National Retail Federation, Performing Arts Forth Worth and the Neeley School of Business at Texas Christian University. Ms. Leite attended Loyola University, Kent State University and Delgado College and is completing an M.B.A. at The Jack Welch Management Institute.

Walter F. McLallen
Age: 55 Director since: 2019 Independent: Yes Committees: • Audit Committee, Chair • Compensation Committee, Chair • Nominating and Governance Committee	Skills and Qualifications: We believe Mr. McLallen is qualified to serve on our board due to his extensive consumer products, operational and board experience, as well as his background in finance.

Walter F. McLallen is a member of our Board of Directors. Mr. McLallen is a finance professional with over 30 years of leveraged finance, private equity and operations experience. Mr. McLallen has been the Managing Member of Meritage Capital Advisors, an advisory boutique firm focused on debt and private equity transaction origination, structuring and consulting, since 2004. Mr. McLallen has extensive board and organizational experience and has served on numerous corporate and non-profit boards and committees, with a significant historical focus on consumer products-related companies. Mr. McLallen served as a director of publicly traded Centric Brands Inc. (Nasdaq: CTRC), a lifestyle brands collective in the branded and licensed apparel and accessories sectors, from 2016 to 2020, and AerCap Holdings N.V. (NYSE: AER), an aircraft leasing company, from 2015 to 2017. Since 2017, Mr. McLallen has served as a director of OneSpaWorld Holdings Limited (Nasdaq: OSW), a pre-eminent global provider of health and wellness services and products onboard cruise ships and in destination resorts around the world, and from 2019 to 2020 he served as a director of Haymaker Acquisition Corp. II (Nasdaq: HYAC), a special purpose acquisition company. He also served on the boards of several consumer-focused private companies, including Timeless Wine Company, the producer of consumer luxury wine brands Silver Oak, Twomey and OVID; Worldwise, a consumer branded pet products company; adMarketplace, a search engine advertiser; Classic Brands, an e-commerce marketer of mattresses and related products, and Frontier Dermatology Partners. Mr. McLallen is also a Founder and Co-Chairman of Tomahawk Strategic Solutions, a law enforcement and corporate training and risk management company. From 2006 to 2015, he was Vice Chairman of Remington Outdoor Company, an outdoor consumer platform he co-founded with a major investment firm. Mr. McLallen was formerly with CIBC World Markets from 1995 to 2004, during which time he was a Managing Director, head of Debt Capital Markets and head of High Yield Distribution. Mr. McLallen started his career in the Mergers & Acquisitions Department of Drexel Burnham Lambert and was a founding member of The Argosy Group L.P. Mr. McLallen received a B.A. with a double major in Economics and Finance from the University of Illinois at Urbana-Champaign.

Shirley Romig
Age: 44 Director since: 2019 Independent: Yes Committees: • Nominating and Governance Committee, Chair • Audit Committee • Compensation Committee	Skills and Qualifications: We believe Ms. Romig is qualified to serve on our board based on her expertise in ecommerce, digital innovation, corporate strategy and scaling complex retail operations.

Shirley Romig is a member of our Board of Directors. Ms. Romig has two decades of experience in operationalizing growth strategies and leading transformational initiatives in complex consumer-oriented and technology organizations. Currently, Ms. Romig is the Co-Founder and CEO of Mixo Group, a new digital creator platform for the $1.7 trillion food market, where users can create and distribute content, build a following, monetize and find community. Previously, Ms. Romig was a Vice President with Lyft, leading Global Operations, East from 2019 to 2022. From 2017 to 2019, Ms. Romig was the Group Vice President of Ancillary Operations at Equinox and led six lines of businesses within its fitness clubs. From 2016 to 2017, Ms. Romig was the Head of Retail Strategy for SapientRazorfish, a global digital agency. From 2013 to 2015, Ms. Romig was the Senior Vice President of Corporate Strategy with HBC responsible for implementation of growth initiatives across Saks Fifth Avenue, Saks OFF 5th, Lord & Taylor and Hudson’s Bay in Canada. Ms. Romig also served as a Vice President for Saks Incorporated where she led the company’s omnichannel transformation work and launched Saksoff5th.com as well as numerous growth initiatives for Saks.com from 2009 to 2013. Earlier in her career, Ms. Romig worked in equity research and digital and strategy consulting. Ms. Romig holds an M.B.A. from the Darden School of Business and a Bachelor of Science from the McIntire School of Commerce, both at the University of Virginia.

During the five years ended January 30, 2022, each of our Directors, other than Mr. Krause and Ms. Romig, has held the principal occupation listed in their biography above. Mr. Krause’s and Ms. Romig’s employment history during that time period is reflected in their respective biographies above.

Vote Requirement

The affirmative vote of a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL SEVEN NOMINEES.

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Guidelines that serve as a framework within which the Board can perform its duties and foster effective governance of the Company.

Governance Highlights
Board Independence	Stockholder Rights
4 out of 7 of our Directors and 100% of Audit, Compensation, and Nominating Committees are independent	We annually seek stockholder ratification of our independent registered public accountants
There are no related party transactions with our Directors and officers	Stockholders have the same voting rights — one vote per share
Independent Board members meet regularly in Executive Session without management present	We do not maintain a stockholder rights plan or “poison pill”
A separate Chair of the Board leads board activities allowing our CEO to focus on our business	All of our Directors are elected annually by our stockholders as opposed to a classified board
Policies and Procedures	Engagement and Refreshment
We have robust stock ownership guidelines for our Directors and NEOs to further align with the interests of our stockholders	Our average Board tenure is 3 years, and our average Board age is 54 with 6 of our 7 Directors below age 60
We have a Board Diversity Statement which supports the identification and appointment of diverse candidates to our Board	Director compensation is reviewed annually by our Compensation and Nominating Committees to ensure competitiveness relative to our peers
Our Board and management are subject to a global Code of Business Conduct and Ethics	Our Board and each committee conduct an annual self-evaluation of performance
Our Insider Trading Policy restricts stock trading to quarterly windows and requires mandatory preclearance for Directors and NEOs	In fiscal 2022, all Directors attended our Annual Stockholder Meeting and meetings of the committees on which they serve

Director Independence

Our Board of Directors has reviewed and evaluated the independence of each Director. Based on information provided by each Director concerning his or her background, employment and affiliations, our Board of Directors has determined that Mr. Grafer, Ms. Leite, Mr. McLallen and Ms. Romig do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of our Director nominees (other than Mr. Heyer, Mr. Krause and Mr. Nelson) is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. Former Director Mary Fox, who was appointed President and Chief Operating Officer of the Company and resigned from the Board in November 2021, was also “independent” as that term is defined under the listing standards of Nasdaq during her tenure on the Board. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee Director has with our Company, the beneficial ownership of our common stock by each such non-employee Director and nominee, affiliated entities of each Director and nominee, and their involvement in any transactions described under “Certain Relationships and Related Party Transactions” on page 53, and all other facts and circumstances our Board of Directors deemed relevant in determining their independence and eligibility to serve on the Board.

Board Meetings

During fiscal 2022, the Board of Directors held eight meetings and no Director attended fewer than 75% of the total number of meetings of the Board of Directors held during the period such Director served and the total number of meetings held by any of the committees of the Board on which such Director served. We encourage each member of the Board to attend our annual meetings of stockholders. All the members of our Board attended the 2021 Annual Meeting of Stockholders.

Self-Evaluation Process

The Nominating Committee oversees the development and conduct of an annual process for evaluating Board and committee performance. In fiscal 2022, the Board conducted self-evaluations by having each Director complete, on an anonymous basis, detailed questionnaires designed to elicit candid feedback on a variety of topics including board composition and qualifications, corporate governance practices, compensation, roles and responsibilities, Board and committee effectiveness and communications, relationship with management, and areas for possible improvement. The responses were reviewed, compiled and discussed by the Directors and areas of opportunities discussed.

Board Leadership Structure

Our Board of Directors selects the Chair of the Board based upon factors it deems best for the Company at the time of selection. The Board does not have a prescribed policy on whether the roles of Chair and Chief Executive Officer should be separate or combined. Currently, our Board believes that our Company is best served by having a separate Chair of the Board (Mr. Heyer) and Chief Executive Officer (Mr. Nelson) to appropriately balance the powers of the CEO and the independent Directors. This leadership structure enables Mr. Nelson to focus on the growth and development of the business and execution of Company strategy, while Mr. Heyer can oversee the functioning of the Board as a whole and act as a principal liaison between management and the independent Directors. As Chair of the Board, Mr. Heyer presides at all meetings of stockholders and the Board of Directors, and performs other responsibilities as designated by the Board from time to time. The Board will continue to examine its leadership structure and adopt changes, if needed, to best serve the needs of the Company.

Board’s Role in Risk Oversight

The Board of Directors oversees management of the Company’s risks and each of the Board committees supports the Board is fulfilling this responsibility. The Board of Directors focuses on the most significant risks facing the Company such as those relating to supply chain, competition and cybersecurity recognizing that these risks will change over time depending on various external and internal factors. The Board seeks to ensure that actions taken by the Company involve consideration of all relevant risks and are appropriate for the Company based on its business objectives and strategy.

Below are descriptions of risk management activities overseen by our Board committees as referenced in their charters.

Audit Committee

The Audit Committee reviews risks that may arise out of our internal control over financial reporting and disclosure controls and procedures. They also review the Company’s processes and procedures with respect to risk assessment and risk management. In addition, the Audit Committee is responsible for reviewing certain proposed related party transactions.

Compensation Committee

The Compensation Committee reviews the risks, if any, associated with the Company’s compensation programs and practices including whether or not they encourage excessive risk-taking. They also review the Company’s key compensation policies, procedures and disclosures, including the executive compensation disclosure in the proxy statement to ensure it accurately represents the Committee’s compensation philosophy.

Nominating Committee

The Nominating Committee, charged with Board and management succession and overall Company governance matters, examines risks in each of these areas. They define and adopt policies and procedures that support strong corporate governance. They also review issues that may impact Director independence and examine changes in the regulatory landscape and governance trends and their potential impact on the manner in which the Board and Company operate.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee and may establish other committees to facilitate the oversight of our business. The functions of our Board committees are described below. All of our committees are comprised of only independent Directors.

Audit Committee	5 meetings in fiscal 2022
Fiscal 2022 Members: William F. McLallen, Chair Mary Fox(1) Sharon M. Leite Shirley Romig

Key Oversight Responsibilities

■     Appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

■     Overseeing the work of our independent registered public accounting firm and internal auditors, including through the receipt and consideration of reports from such firm;

■     Reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

■     Pre-approving all audit and permitted non-audit services from the independent registered public accounting firm;

■     Monitoring our internal control over financial reporting and disclosure controls and procedures;

■     Overseeing our internal accounting function;

■     Discussing our risk management policies;

■     Meeting independently with our internal accounting staff, independent registered public accounting firm and management;

■     Establishing policies regarding hiring associates from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

■     Reviewing and approving or ratifying related party transactions; and

■     Preparing the Audit Committee Report as required by SEC rules.

(1)     Ms. Fox served on the Audit Committee until her resignation from the Board in November 2021.

The composition of our Audit Committee meets the requirements for independence of Audit Committee members under current Nasdaq listing standards and SEC rules and regulations. Each member of our Audit Committee meets the financial literacy requirements of the current listing standards. In addition, our Board of Directors has determined that Mr. McLallen is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Our Audit Committee operates under a written charter that is posted on the Investor Relations section of our website at https://investor.lovesac.com.

Compensation Committee	6 meetings in fiscal 2022
Fiscal 2022 Members: Walter F. McLallen, Chair Mary Fox(1) John Grafer Shirley Romig

Key Oversight Responsibilities

■     Overseeing our overall compensation philosophy, compensation policies, plans and benefits programs;

■     Reviewing and approving for our executive officers their annual base salary, annual incentive awards, equity compensation, severance agreements, employment arrangements, and any other benefits, compensation or similar arrangements

■     Reviewing our compensation policies and practices as they relate to risk management practices and risk-taking incentives;

■     Overseeing evaluations of our senior executives;

■     Overseeing and administering our equity incentive plans;

■     Reviewing and assessing the independence of compensation advisors;

■     Reviewing and making recommendations to our Board with respect to director compensation;

■     Reviewing and recommending to the Board approval of the Compensation Discussion and Analysis of the Proxy Statement; and

■     Reviewing and approving the Compensation Committee Report in our Proxy Statement as required by SEC rules.

(1)     Ms. Fox served as Chair of the Compensation Committee until September 2021 at which time she ceased to be Chair and member of the Committee, and Mr. McLallen was appointed Chair of the Compensation Committee.

Our Compensation Committee received advice from FW Cook, an independent compensation consulting firm, with respect to executive compensation decisions for fiscal 2022. Working with management, FW Cook provided various data and recommendations throughout the year as further discussed beginning on page 28. Our Compensation Committee operates under a written charter that is posted on the Investor Relations section of our website at https://investor.lovesac.com.

Compensation Committee Interlocks and Insider Participation

During fiscal 2022, Ms. Fox, Mr. Grafer, Mr. McLallen and Ms. Romig served as members of the Compensation Committee. No member of our Compensation Committee served as an executive officer or associate of Lovesac. None of our executive officers currently serve, or have served during fiscal 2022, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Governance Committee	6 meetings in fiscal 2022
Fiscal 2022 Members: Shirley Romig, Chair Mary Fox(1) Sharon M. Leite Walter F. McLallen

Key Oversight Responsibilities

■     Developing, overseeing and making recommendations to the Board regarding our governance principles;

■     Developing, recommending to the Board, implementing and monitoring compliance with the Code of Ethics;

■     Reviewing succession plans relating to positions held by executive officers;

■     Reviewing and advising the Board on composition and minimum director qualifications for the Board and each Board committee;

■     Identifying nominees for election to the Board, consistent with the qualifications and criteria approved by the Board and recommending to the Board the director nominees for the next annual meeting of stockholders;

■     Reviewing and evaluating, at least annually, the Nominating Committee’s charter; and

■     Developing a self-evaluation process of the Board’s effectiveness and overseeing the evaluation of the Board and its committees.

(1)     Ms. Fox served as a member of the Nominating and Governance Committee until September 2021. Ms. Leite joined the Nominating and Governance Committee in September 2021.

Our Nominating Committee operates under a written charter that is posted on the Investor Relations section of our website at https://investor.lovesac.com.

CEO Succession Planning

Our Nominating Committee is delegated with the responsibility for CEO succession planning. As part of its responsibility, the Nominating Committee ensures that succession planning is an ongoing discussion recognizing that leadership development and assessment are critical to our continued success. As part of that discussion, the Nominating Committee reviews the key attributes that a CEO of the Company would need to possess in order to maximize his or her success. The Nominating Committee reviews and discusses its succession planning activities and related considerations with the full Board of Directors which then provides valuable input on important succession-related actions and decisions making the process iterative between the Board of Directors and the Nominating Committee and therefore responsive to the Company’s needs.

Considerations in Evaluating Director Nominees

Identifying Director Nominees

The Nominating Committee identifies candidates through a variety of means, including recommendations from members of the Board and suggestions from our management. The Committee may also engage third party search firms to identify qualified candidates.

Our Nominating Committee will evaluate candidates that have been duly recommended or nominated by stockholders in accordance with our By-Laws. The criteria the Nominating Committee uses for evaluating a candidate duly recommended or nominated by a stockholder are the same criteria used for evaluating candidates recommended by management or members of our Board of Directors. For more information on the procedures to be followed by stockholders who wish to recommend or nominate individuals to serve on our Board of Directors, see “Other Matters — Stockholder Proposals for Fiscal 2023 Annual Meeting of Stockholders” on page 57.

Director Nominee Qualifications

In evaluating director candidates, including the members of the Board eligible for re-election, our Nominating Committee will consider the current size and composition of our Board of Directors, the needs of our Board of Directors and its respective committees, and other factors that the Nominating Committee deems appropriate and in our stockholders’ best interests. The Nominating Committee requires each nominee to satisfy the following minimum qualifications for a position on the Board:

■          The highest level of personal and professional ethics and integrity;

■          Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

■          Skills that are complementary to those of the existing Board;

■          The ability to assist and support management and make significant contributions to the Company’s success; and

■          An understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Director candidates must have sufficient time available in the judgment of our Nominating Committee to perform all Board of Directors and applicable committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Our Nominating Committee also considers these and other factors as it oversees the annual Board of Directors evaluations. After completing its review and evaluation of director candidates, our Nominating Committee recommends to our full Board of Directors the director nominees for selection.

Board Diversity Statement

The Board of Directors adopted a Board Diversity Statement to further advance its commitment to diversity within the Company. The Board Diversity Statement underscores the value and contribution diversity brings in achieving Company objectives and maintaining sound governance practices as it brings together individuals with different perspectives and ideas, from varying backgrounds and experiences, to create balanced and thoughtful decision-making.

The Board Diversity Statement states that in identifying qualified candidates for nomination to the Board, it seeks high performing and dedicated directors with diverse backgrounds and experience able to support the competitive and changing nature of our business and the Company’s strategic direction. Diversity refers to a broad array of individual characteristics that collectively enable the Board to operate effectively and fulfill its responsibilities. These characteristics include, among others, professional qualifications, business experience, age, gender, race and ethnicity.

Our Board of Directors is currently comprised of seven directors with varying backgrounds and characteristics which blend to form a well-rounded group of individuals with deep knowledge of our business and industry, and both seasoned and fresh perspectives.

Board Diversity Matrix (as of April 1, 2022)
	Female		Male
Total Number of Directors		7
Part I: Gender Identity
Directors	2		5
Part II: Demographic Background
Asian	1		0
White	1		5

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”), that applies to all Directors, officers and associates of our Company. This Code of Ethics covers a wide range of business practices and procedures to promote honest and ethical conduct, full, fair, accurate and timely disclosure in all reports and documents that our Company files with the SEC and publicly, and compliance with all applicable governmental laws, rules and regulations. All associates and Directors are required to acknowledge and certify compliance with the Code of Ethics and the Company routinely offers training on topics discussed in the Code to reinforce its principles. The full text of our Code of Ethics is posted on the Investor Relations section of our website at https://investor.lovesac.com.

Director Compensation

Our non-employee Directors are compensated pursuant to the Company’s Director Compensation Policy which supports the objective of assembling a high-performing Board that can best guide the Company in achieving its strategic and operational goals and promoting long-term stockholder value. Board compensation is reviewed annually under the combined leadership of the Compensation Committee and Nominating Committee to ensure that it continues to satisfy the Board’s overall compensation objectives and philosophy. The Compensation Committee and Nominating Committee are guided in their review by an independent compensation consultant, FW Cook, which provides compensation benchmarking and consultation services. Generally, the policy targets Director compensation at the median of our peer group. In fiscal 2022, the Board of Directors, upon the recommendation of the Compensation and Nominating Committees, increased the compensation payable to outside Directors following a review of FW Cook’s director compensation benchmarking study. Below is a description of compensation received by our Directors for the fiscal year ended 2022.

Cash Compensation

Annual Retainer

Each non-employee Director receives an annual cash retainer of $50,000 for serving on the Board of Directors (the “Annual Retainer”) and our Chair of the Board receives an additional $30,000 retainer (the “Chair Retainer”). The cash retainers are paid upon election to the Board and pro-rated for fractional periods. A non-employee Director may elect to receive his or her cash retainers in the form of RSUs which vest in full upon the earlier of (i) the 12-month anniversary of the grant date or (ii) the next Annual Meeting of Stockholders, in each case, provided that the non-employee Director continues to serve through the applicable vesting date.

Mr. Nelson and Mr. Krause do not receive any compensation for their service as a Director of the Company. We reimburse our non-employee Directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board of Director and committee meetings.

Committee Chair Retainers

The Chairs of the Board’s three standing committees are entitled to the following additional cash retainers each year:

Board Committee	Chair Retainer ($)
Audit Committee	12,500
Compensation Committee	10,000
Nominating and Governance Committee	10,000

Equity Compensation

Equity Award Upon Appointment

Upon joining the Board, each newly elected non-employee Director receives a restricted stock unit (“RSU”) grant valued at $60,000 (“Appointment Grant”). The Appointment Grant generally vests in equal installments on the first and second anniversary of the grant date. The number of RSUs is calculated by dividing the dollar value of the RSU grant by the average closing price of a share of the Company’s common stock for the 30-day trading period prior to the date of grant.

Annual Equity Award

Upon election or re-election to the Board, each Director is also granted RSU’s valued at $95,000 (“Annual Grant”). The Annual Grant vests in full on the one-year anniversary of the date of grant. The number of RSUs is calculated by dividing the value of the RSU grant by the average closing price of a share of the Company’s common stock for the 30-day trading period prior to the date of grant.

Directors are permitted to defer settlement of their Annual Award on a tax-deferred basis pursuant to the terms of our Amended and Restated 2017 Equity Incentive Plan (the “2017 Equity Plan”). Directors who elect to defer settlement receive payment of their Annual Grant in whole shares within sixty days of their “separation of service” from the Board for any reason, or upon a “change in control” as those terms are defined in the 2017 Equity Plan.

Director Stock Ownership Guidelines

Directors are expected to own a meaningful number of shares of stock in the Company to closely align their economic interests with those of other stockholders. Accordingly, the Compensation Committee periodically reviews minimum stock ownership guidelines for non-employee Directors. Non-employee Directors are required to own shares of the Company’s common stock equal to three times their annual cash retainer within five years of joining the Board. The CEO is required to own shares or share equivalents equal to five times his or her annual salary within five years of becoming subject to the ownership requirement.

Director Compensation Table for Fiscal 2022

The following table provides information on the compensation paid to persons serving as non-employee Directors of our Company for the fiscal year ended January 30, 2022. Mr. Nelson, our CEO, and Mr. Krause, our Chief Strategy Officer, receive no additional compensation for their service as Directors. Mr. Nelson’s and Mr. Krause’s compensation is discussed in the “Compensation Discussion and Analysis” section beginning on page 23.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Mary Fox	25,834	—	1,478	27,312
John Grafer	50,000	104,319	—	154,319
Andrew R. Heyer	80,000	104,319	—	184,319
Sharon M. Leite	50,000	170,177	—	220,177
Walter F. McLallen	69,583	104,319	—	173,902
Shirley Romig	60,000	104,319	—	164,319

(1)     For Ms. Fox, reflects a prorated portion of her retainers for services rendered as Chair of the Compensation Committee through September 2021, and as a member of the Board of Directors through November 2021.

(2)     The amounts reported represent the aggregate grant date fair value of RSUs awarded to the director calculated in accordance with FASB ASC Topic 718. The methods and assumptions used in calculating the grant date fair value of RSUs reported in this column are set forth in Note 7 of our audited consolidated financial statements included in our 2022 Annual Report. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)     Reflects the fair value of (a) each Director’s (other than Ms. Fox) Annual Grant awarded on June 7, 2021 which vests in full on June 2, 2022, and (b) for Ms. Leite, her Appointment Grant awarded on June 7, 2021, which vests in two equal installments on June 7, 2022 and June 7, 2023. Ms. Fox’s Annual Grant was forfeited in connection with her resignation from the Board in November 2021.

(4)     Reflects the taxable value of Company product.

The following table lists all outstanding RSUs (including RSUs for which the payout of shares has been deferred by such Director) held by our non-employee Directors as of January 30, 2022.

Name	Aggregate Number of Unvested Stock Awards as of 1/30/22
Mary Fox(1)	1,168
John Grafer	1,245
Andrew R. Heyer	1,245
Sharon M. Leite	2,031
Walter F. McLallen	1,245
Shirley Romig	1,245

(1)     Reflects RSUs granted to Ms. Fox upon her appointment to the Board in February 2020. Ms. Fox’s fiscal 2022 Director Annual Grant was forfeited in connection with her resignation from the Board and appointment to the role of President and COO of the Company in November 2021.

EXECUTIVE OFFICERS

The table below sets forth the executive officers of the Company as of January 30, 2022 followed by each of their biographies. For purposes of our Compensation Discussion and Analysis discussion that begins on page 23, our named executive officers, or NEOs, consist of our principal executive officer (Mr. Nelson), our President and Chief Operating Officer (Ms. Fox), our Chief Strategy Officer (Mr. Krause) and our principal financial officer (Ms. Dellomo).

Name	Age	Position
Shawn Nelson	45	Chief Executive Officer
Mary Fox	49	President and Chief Operating Officer
Jack Krause	59	Chief Strategy Officer
Donna Dellomo	57	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Executive Management Organization

In November 2021, Lovesac announced the appointment of Ms. Mary Fox to the position of President and Chief Operating Officer of the Company, effective November 15, 2021. Prior to joining the Company, Ms. Fox served as the General Manager for North America Consumer Products at BIC since 2018, and in various roles within ecommerce, business development and business transformation at L’Oréal from 2012 to 2018. Ms. Fox served as a member of the Board of Directors of the Company from February 2020 until November 2021.

In November 2021, Lovesac also announced the appointment of Mr. Jack A. Krause to the position of Chief Strategy Officer of the Company and as a member of the Board of Directors, in each case, effective November 15, 2021. Previously, Mr. Krause served as the Company’s President and Chief Operating Officer since 2015. Mr. Krause’s and Ms. Fox’s biographies are described in detail below.

Business Experience

Shawn Nelson founded Lovesac in 1998 and is currently serving as our Chief Executive Officer and as a member of the Board of Directors. Mr. Nelson is the lead designer of the Company’s patented products and directly oversees design, innovation, public relations, investor relations and people/culture. In 2005, Mr. Nelson won Richard Branson’s “The Rebel Billionaire” on Fox and continues to participate in ongoing TV appearances. Mr. Nelson has a master’s degree in Strategic Design and Management. and is also fluent in Chinese with a B.A. in Mandarin from the University of Utah.

Mary Fox is the President and Chief Operating Officer of The Lovesac Company. Previously, she served as General Manager for North America Consumer Products at BIC from 2018 to November 2021. Prior to joining BIC, she spent six years at L’Oréal in various roles within Ecommerce, New Business Development, and Business Transformation in the United States. Before L’Oréal, Ms. Fox held several senior leadership positions at Walmart in both the United States and International divisions. During her time as SVP Global Sourcing at Walmart, Ms. Fox co-founded the Sustainable Apparel Coalition (SAC) in 2009 with Patagonia, which is now the leading global apparel, footwear, and textile coalition focused on sustainable production. Since 2021, Ms. Fox has also served as a director of AF Acquisition Corp. (Nasdaq: AFAQU), a special purpose acquisition company targeting the better-for-you food and beverage, health and wellness, beauty, personal care and pet industries. She also served on the Board of Directors of The Lovesac Company from February 2020 to November 2021. Ms. Fox graduated from Coventry University in the United Kingdom and holds a degree in manufacturing engineering and business studies.

Jack Krause has served as President and Chief Operating Officer of the Company since 2015. From 2012 to 2015, Mr. Krause served as President of Vitamin World, a 425-store specialty chain. From 2011 to 2013, he served as Senior Vice President of Watch Station Global Retail and Skagen, where he led the growth of both businesses. From 2008 to 2010, Mr. Krause served as General Manager and in various executive positions at Sunglass Hut (Luxottica). From 2004 to 2006, Mr. Krause served in roles of increasing responsibility at Bath and Body Works, including Senior Vice-President of Brand Development. Prior to that, he spent 10 years in brand management at Jergens and Marion Consumer Products. Mr. Krause has a Bachelor of Science in Business Administration from Miami University.

Donna Dellomo has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company since 2017. From January 1998 to January 2017, Ms. Dellomo served as Vice-President and Chief Financial Officer of Perfumania Holdings, Inc., a publicly traded company with over 290 retail locations, owned and licensed brands, and a wholesale distribution network. Between October 1988 and December 1997, Ms. Dellomo served as Internal Audit Manager, Accounting Manager and Corporate Controller at Cybex International, Inc., a publicly traded company that manufactured and distributed fitness, rehabilitative and health care equipment. Ms. Dellomo is a Certified Public Accountant with focus on audit and tax and is also a member of the Board of Trustees of Molloy College and Chairperson of Molloy’s Fiscal Affairs Committee.

Proposal 2

ADVISORY APPROVAL OF THE COMPANY’S FISCAL 2022 COMPENSATION FOR ITS NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires that we provide our stockholders with the opportunity to vote to approve, on an advisory basis, not less frequently than once every three years, the compensation of our named executives as disclosed in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 23. As described, our executive compensation program is designed to attract, motivate and retain the key executives who drive our business and strategy. At the same time, our compensation program rewards strong performance and aligns the interests of our named executive officers with the interests of stockholders to maximize stockholder value and foster sound strategic planning and decision-making. Stockholders should read the “Compensation Discussion and Analysis” section of this Proxy Statement, the compensation tables and the related narrative disclosure that follows. Our Board of Directors and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

Accordingly, we are asking our stockholders to vote on the following resolution at the 2022 Annual Meeting:

“RESOLVED, that the stockholders of The Lovesac Company hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.”

Vote Requirement

The approval, on an advisory basis, of the Company’s fiscal 2022 compensation for its named executive officers requires the “FOR” vote of a majority of the shares present by remote communication or represented by proxy duly authorized at the meeting and entitled to vote at the meeting. Abstentions are treated as present and entitled to vote and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S FISCAL 2022 COMPENSATION FOR ITS NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our executive compensation program is designed to attract, motivate and retain the key executives who drive our business and strategy. It is based on a pay for performance philosophy that rewards executives for achieving financial, operational and other goals, and alignment with the long-term interests of stockholders is key to our compensation program design and decisions. We do this by providing market competitive base salaries, cash incentive compensation opportunities tied to successful achievement of our annual operating goals and individual performance, and by granting long-term equity awards that are intended to deliver increasing value as our stock price increases.

Non-GAAP Financial Measures

This Proxy Statement, including the Compensation Discussion and Analysis, contains financial measures presented on a non-GAAP basis. Our non-GAAP financial measure used in this document is adjusted EBITDA, which we define as earnings before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include management fees, equity-based compensation expense, write-offs of property and equipment, deferred rent, finance expenses and certain other charges and gains that we do not believe reflect our underlying business performance. We encourage each stockholder to read the full financial analysis for the year ended January 30, 2022 contained in our Annual Report on Form 10-K, filed with the SEC on March 30, 2022.

Fiscal 2022 Business Highlights

Fiscal 2022 was another record year for Lovesac with the business continuing to perform well despite the challenging and volatile backdrop. Our strong financial and operational results for the year are reflective of our unique competitive advantages across our people, brand, business model and operating platform. For the year, we delivered net sales of $498.2 million, an increase of 55.3% from prior year, gross profit of $273.3 million, an increase of 56.4% and adjusted EBITDA of $55.5 million, an increase of 96.1% from prior year.

We also achieved many operational accomplishments in fiscal 2022. Key among these, we:

▪       Opened 28 new showrooms, 8 kiosks, 2 mobile concierge vehicles and 18 shop-in-shops.

▪       Launched Sactionals StealthTech Sound + Charge product, in partnership with Harman Kardon, which was the first of its kind innovation leveraging Lovesac patents to deliver an immersive sound system and wireless charging.

▪       Maintained in-stock levels, while navigating the challenging supply chain environment, which is rooted in our product design and business model, including diversified manufacturers in 3 countries, allowing us to better manage unplanned supply chain challenges.

▪       Remained focused on our ESG efforts with the publication of inaugural ESG Report in December that sets the benchmark for Lovesac’s ESG journey, supporting our commitment to achieving a 100% circular and sustainable business model, reaching targets of zero waste and zero emissions by 2040.

We believe our strong fiscal 2022 financial and operational performance is a testament to the strength of our people, brand, business model and operating platform. Our strong performance for fiscal 2022 is shown below and supports our pay for performance compensation philosophy.

(1)     Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include management fees, equity-based compensation expense, write-offs of property and equipment, deferred rent, finance expenses and certain other charges and gains that we do not believe reflect our underlying business performance. For a discussion of this measure and for a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended January 30, 2022, filed with the SEC on March 30, 2022.

Executive Compensation Policies and Practices

Our executive compensation program is weighted towards compensating our executive officers based on our financial and operational performance. We have implemented executive compensation policies and practices that reinforce our pay for performance philosophy and align with sound governance principles. Currently, the following compensation policies and practices are in place:

WHAT WE DO	WHAT WE DON’T DO
Place a significant emphasis on performance- based at-risk long-term incentive compensation	No repricing of stock option awards without stockholder approval
Have 100% independent Directors on our Compensation Committee	No tax gross-ups for change in control payments or benefits
Engage an independent compensation consultant that reports to our Compensation Committee	No post-employment retirement benefits for our NEOs that are not available to all associates
Adopted a clawback policy covering incentive compensation	No executive perquisites offered to our NEOs
Maintain robust stock ownership guidelines for executives to ensure alignment with stockholder interests	Our NEOs are employed “at-will” under their Employment Agreements

Compensation Principles and Objectives

Our executive compensation program is designed to attract, motivate and retain the key executives who drive our success. This section provides an overview of our executive compensation philosophy and objectives, and each component of our executive compensation program.

Overview

We are a technology driven company that designs, manufactures and sells unique, high quality furniture derived through our proprietary Designed for Life® philosophy which results in products that are built to last a lifetime and designed to evolve as our customers’ lives do. Our current product offering is comprised of modular couches called Sactionals, premium foam beanbag chairs called Sacs, and their associated home decor accessories. Innovation is at the center of our design philosophy with all of our core products protected by a robust portfolio of utility patents. We market and sell our products primarily online directly at www.lovesac.com, supported by direct-to-consumer touch-feel points in the form of our own showrooms as well as through shop-in-shops and pop-up-shops with third party retailers. We believe that our ecommerce centric approach, coupled with our ability to deliver our large, upholstered products through express couriers, is unique to the furniture industry.

Our business is rapidly evolving and intensely competitive. Retailers compete based on a variety of factors, including design, quality, price and customer service. Levels of competition and the ability of our competitors to attract customers through competitive pricing or other factors may impact our results of operations. Our competition includes furniture stores, big box retailers, department stores, specialty retailers and online furniture retailers and marketplaces. We believe our combination of proprietary products, brand strength, loyal customer base, omni-channel approach, technological platform, unique consumer experience, logistical advantages and seasoned management team allow us to compete effectively against and differentiate ourselves from the competition.

To succeed in this environment, we need to attract and retain a highly talented executive team with the leadership skills and experience to drive our business goals and increase stockholder value. We do this by offering competitive, market-based pay packages with short- and long-term incentive opportunities that reward strong performance. We believe this compensation structure and “pay for performance” philosophy aligns the long-term interests of our executive officers with the interests of our stockholders.

As we look ahead, we are confident that Lovesac’s unyielding commitment to sustainable products that are built to last a lifetime and designed to evolve is a distinct and compelling competitive advantage. We expect that adherence to our Designed for Life philosophy will not only drive continued growth and profitability but will also help us reach our newly stated goal: to operate a 100% circular and sustainable business model, reaching targets of zero waste and zero emissions by 2040.

Our Compensation Objectives

The current objectives of our executive compensation program are to:

▪       Recruit, incentivize and retain highly qualified executives who have the experience and leadership skills necessary to grow our business;

▪       Reward executives for achieving our financial, strategic and operational goals, and individual performance goals, both short- and long-term;

▪       Align the interests of our executives with those of our stockholders;

▪       Reflect our long-term corporate strategy;

▪       Promote a balanced approach to risk; and

▪       Provide compensation that is competitive and reasonable relative to peers and the overall market.

Our Compensation Committee regularly evaluates the components and structure of the Company’s compensation program to ensure that it continues to fulfill its objectives and makes adjustments as needed.

Elements of Compensation

Our executive compensation program has three primary components — base salary, annual cash-based incentives and long-term equity-based incentives. We believe that these elements help attract and retain qualified individuals, link individual performance to Company performance, focus the efforts of our NEOs and other executives on the achievement of both our short-term and long-term objectives, and align the interests of our executives with those of our stockholders.

In addition, a significant portion of our NEO’s total target direct compensation (for Mr. Nelson, Ms. Fox and Mr. Krause 70%, and for Ms. Dellomo 55%), on average, is at-risk, meaning it is earned only if the Company achieves its performance goals or the value of the award is dependent upon the stock price. Taken together, these elements form a competitive compensation package that achieves our overall compensation objectives as further described in the following table and narrative.

Component	CEO / COO / CSO(1)	CFO(1)	Description
Base Salary			Fixed compensation for performing day-to-day job responsibilities. Reviewed annually for potential adjustment based on market competitiveness, change in responsibilities and other factors.
Annual Incentive			Annual performance-based award opportunity based on achievements related to Company performance metrics and targets established by the Compensation Committee.
Long-Term Incentives			Equity awards designed to reward executives for strong long-term performance, serve as a retention tool and to align the interests of executives and stockholders.

(1)     Percentages are based on target values at grant.

We also provide our associates, including our NEOs and other executives, with comprehensive benefit programs such as medical, dental and vision insurance, a 401(k) plan, life and disability insurance, and flexible spending accounts, a monthly stipend for home office expenses and discounts on Company product. We do not offer special perquisites to our NEOs.

Executive Compensation Program Snapshot

Our Compensation Committee regularly evaluates our compensation philosophy and the components of our compensation program to ensure that they are effectively driving the Company’s strategic objectives and promoting strong performance while remaining market competitive. The following table summarizes the components our executive compensation program.

Component	Type	Terms
Salary	Cash	Fixed amount of compensation, reviewed annually for potential adjustment based on market competitiveness, changes in responsibilities and other factors.
Annual Incentive	Cash	Annual performance-based award opportunity based on achievements with respect to the Company’s net sales, adjusted EBITDA and customer satisfaction performance.
Long-Term Incentives	Time-based Restricted Stock Units (RSUs)

Time-based RSUs vest in three equal installments over three years subject to continued employment through each vesting date. RSUs are payable in shares of Company stock upon vesting. Unvested RSUs are forfeited upon termination from the Company.

Performance-based RSUs (PSUs)

Eligible to vest based on the Company’s achievements with respect to net sales and adjusted EBITDA targets pre-established by the Compensation Committee for the applicable performance period. Once vested, PSUs are payable in shares of Company stock. Unearned PSUs are forfeited.

Retirement	401(k)

A qualified safe harbor 401(k) plan that provides participants with the opportunity to defer a portion of their compensation and receive a Company matching contribution equal to 100% of deferrals up to 4% of gross pay.

Compensation Decision-Making

Role of the Compensation Committee

The Compensation Committee is responsible for establishing, approving and adjusting compensation arrangements for our NEOs, and for reviewing and approving corporate goals and objectives relevant to these compensation arrangements. The Compensation Committee also evaluates the performance of our NEOs taking into consideration achievements relative to the Company’s long-term business and financial goals. The Compensation Committee is comprised of independent Directors and works closely with its independent consultant, FW Cook, and senior executives to assess the effectiveness of the Company’s executive compensation program throughout the year.

Compensation decisions for our NEOs were made by the Compensation Committee with input from FW Cook for fiscal 2022. The Compensation Committee reviewed the cash and equity compensation of our NEOs with the goal of ensuring that our executive officers are properly incentivized and made adjustments it determined to be appropriate.

The Compensation Committee considers compensation data from our peer group as one of several factors that inform its judgment of appropriate compensation levels. The Compensation Committee also considers other factors in determining compensation including those set forth below, and may pay above, at, or below the peer group median, including:

▪       The performance and experience of each NEO;

▪       The scope and strategic impact of the NEO’s responsibilities;

▪       Our past business performance and future expectations;

▪       Our long-term goals and strategies;

▪       The difficulty and cost of replacing high-performing leaders with in-demand skills; and

▪       The relative compensation among our NEOs.

Role of the Compensation Consultant

The Compensation Committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel and other advisors, as needed to carry out its duties. The Compensation Committee engaged FW Cook to assist in guiding and executing our executive and director compensation strategy, assessing the target total direct compensation opportunities of our executive officers relative to market practices, developing a compensation peer group and advising on executive compensation decisions for fiscal 2022.

FW Cook does not provide any services to us other than the services provided to the Compensation Committee. Our Compensation Committee has assessed the independence of FW Cook and has concluded that no conflict of interest exists with respect to the work that FW Cook performs for the Compensation Committee.

Compensation Peer Group

The Compensation Committee reviews market data of companies that we believe are comparable to us. The Compensation Committee, with assistance from FW Cook, determined our peer group for fiscal 2022 based on several factors, including industry classification, company size, and other qualitative and business-related factors. Each year, the Compensation Committee examines our compensation peer group to ensure that it continues to reflect these factors and will make adjustments as needed.

Our peer group for fiscal 2022 compensation decisions consisted of 17 companies the majority of which are consumer goods companies. The Compensation Committee referred to compensation data from this peer group when making base salary, annual incentive award and long-term incentive award decisions for our NEOs. The following is a list of the companies that comprised our fiscal 2022 peer group.

Compensation Peer Group
+	Boot Barn Holdings, Inc.	+	GrowGeneration Corp.	+	Oxford Industries, Inc.
+	CarParts.com, Inc.	+	Inter Parfums, Inc.	+	Purple Innovation, Inc.
+	Casper Sleep Inc.	+	Johnson Outdoors, Inc.	+	Rocky Brands, Inc.
+	Clarus Corporation	+	Liquidity Services, Inc.	+	The RealReal, Inc.
+	e.l.f. Beauty, Inc.	+	Mohawk Group Holdings, Inc.	+	XPEL, Inc.
+	GoPro, Inc.	+	Nautilus, Inc.

Fiscal 2022 Compensation

Base Salaries

We pay base salaries to our NEOs to compensate them for their performance of their day-to-day responsibilities and provide regular income. The salaries are based on each NEO’s experience, leadership skills, and scope of responsibilities with reference to competitive market pay levels provided by FW Cook. Base salaries are reviewed on an annual basis by our Compensation Committee in consultation with FW Cook. Base salaries may be adjusted to maintain competitive pay positioning, reflect changes in responsibilities and other factors. In fiscal 2022, the base salaries for Mr. Nelson, Mr. Krause and Ms. Dellomo were increased by 5% as part of the Compensation Committee’s annual compensation review. Ms. Fox’s fiscal 2022 base salary upon her appointment to the role of President and Chief Operating Officer of the Company in November 2021 was established by the Compensation Committee’s in accordance with the process described in this section.

Annual Incentive Plan (AIP) Compensation

A significant portion of each NEO’s compensation is tied to Company performance. We provide for annual performance-based cash incentive opportunities for our NEOs (“AIP Award”) based on achievements relative to Company financial and strategic objectives. Target AIP Award levels are based on a percentage of our NEOs’ base salaries at the conclusion of the applicable performance year and informed by market data and Compensation Committee judgment. Actual awards amounts are based on actual achievement relative to threshold, target, stretch and maximum performance goals established by the Compensation Committee. Performance is measured at the end of the fiscal year and actual payouts made relative to each NEO’s target AIP Award opportunity as shown in the following table:

	AIP Payout Levels based on Performance Levels(1)
	Threshold		Target		Stretch		Maximum
Name	Performance	Payout	Performance	Payout	Performance	Payout	Performance	Payout
Shawn Nelson		$128,520		$257,400		$386,100		$514,800
Mary Fox(2)	50% of target	$128,520	100% of target	$257,400	150% of target	$386,100	200% of target	$514,800
Jack Krause		$128,520		$257,400		$386,100		$514,800
Donna Dellomo		$100,406		$200,813		$301,219		$401,626

(1)     Threshold performance results in a payout of 30% of base salary for Mr. Nelson, Ms. Fox and Mr. Krause, and a payout of 25% of base salary for Ms. Dellomo. Target performance results in a payout of 60% of Mr. Nelson’s, Mr. Fox’s and Mr. Krause’s base salary, and 50% of Ms. Dellomo’s base salary. Stretch performance results in payout of 90% of Mr. Nelson’s, Ms. Fox’s and Mr. Krause’s base salary, and 75% of Ms. Dellomo’s base salary. Maximum performance results in payout capped at 120% of base salary for Mr. Nelson, Ms. Fox and Mr. Krause, and 100% of base salary for Ms. Dellomo.

(2)     Pursuant to Ms. Fox’s Employment Agreement with the Company dated September 30, 2021, her fiscal 2022 AIP Award is paid without proration.

Fiscal 2022 AIP Awards

Company Performance Metrics

For fiscal 2022 AIP Awards, the Compensation Committee selected metrics and weightings that balance a growth measure (net sales) and a profitability-related measure (adjusted EBITDA). In addition, to drive strong customer service the Company established targets for post-purchase customer satisfaction (“CSAT”) survey results as a condition to maximum payout eligibility. The performance levels for each metric are based on Company operating and financial plans and other factors. The following table shows the metrics, weightings, performance levels and actual results for fiscal 2022 which resulted in the NEOs earning

100% of each of the net sales and adjusted EBITDA performance targets, but not achieving the CSAT targets required for maximum payout. Accordingly, the Compensation Committee exercised its discretion and reduced the payout percentage to 190%. The amounts shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 35 reflect this level of performance.

Metrics	Weight	Performance Levels			Actual Results	Weighted Payout Percent
Net Sales	50%	Threshold:	$380M =	50%	$498.2M	100%
(Growth measure)		Target:	$425M =	100%
		Stretch:	$457M =	150%
		Maximum:	$485M =	200%
Adjusted EBITDA(1)	50%	Threshold:	$17.8M =	50%	$55.5M	100%
(Profitability-related measure)		Target:	$30.4M =	100%
		Stretch:	$38.3M =	150%
		Maximum:	$44.6M =	200%
CSAT	Achievement of CSAT targets is a condition to maximum payout. Committee discretion applied.					0%
(Customer satisfaction measure)
Total Performance Percent						200%
Adjusted Performance Percent						190%(2)

(1)     Non-GAAP measure. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include management fees, equity-based compensation expense, write-offs of property and equipment, deferred rent, finance expenses and certain other charges and gains that we do not believe reflect our underlying business performance. For a discussion of this measure and for a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended January 30, 2022, filed with the SEC on March 30, 2022.

(2)     The Company did not achieve the CSAT performance targets required for maximum payout. As a result, the Compensation Committee exercised its discretion to reduce the payout percentage to 190%.

Long-Term Incentive Compensation

To encourage a strong focus on long-term performance, our Compensation Committee grants our NEO’s stock-based awards, the value of which depends on our stock performance and other performance measures. The Compensation Committee generally awards long-term incentive compensation in the form of time-based RSUs and performance-based PSUs. Long-term incentive awards are generally granted to our NEOs annually and grant amounts are determined based on various factors including Company performance and market practices.

In fiscal 2022, the Compensation Committee awarded long-term incentives to the NEOs under our 2017 Equity Plan in the form of RSUs and PSUs, each weighted at 50% of the NEO’s total long-term incentive target award value. The Compensation Committee selected this award mix to emphasize incentive award opportunities that are contingent upon both strong performance and retention. Target award values for RSUs and PSUs were determined based on peer group data provided by FW Cook. The following table shows the long-term incentive target award values for fiscal 2022 for each of the NEOs:

FISCAL 2022 LONG-TERM INCENTIVE TARGET VALUES	RSU ($)	PSU ($)	Total Value ($)
Shawn Nelson	382,500	382,500	765,000
Mary Fox(1)	750,000	750,000	1,500,000
Jack Krause	382,500	382,500	765,000
Donna Dellomo	145,500	145,500	291,000

(1)     For Ms. Fox, reflects the target award value of her long-term incentive award granted in connection with her appointment to the position of President and COO of the Company effective November 15, 2021.

Actual RSU and PSU share amounts are determined by dividing the target award values by the average closing price of a share of the Company’s common stock for the 30-day trading period prior to the date of grant.

Long-Term Performance Awards (LTPA)

In fiscal 2022, the Compensation Committee adopted long-term performance awards (“LTPAs”) as a means to reward strong Company performance. LTPAs are denominated in performance-based restricted stock units which may be earned based on performance relative to stretch targets established by the Committee for a three-year performance period. Once earned, LTPAs are payable in a single tranche. LTPA grants are capped at an amount that would bring the executive to the 75th percentile in target total direct compensation. No LTPAs were granted in fiscal 2022, however, NEOs are eligible for LTPAs commencing in fiscal 2023 pursuant to their Employment Agreements as discussed on page 38.

Fiscal 2022 PSU and RSU Awards

PSUs.    The Compensation Committee grants performance-based awards to align executive compensation with stockholder interests. PSU awards are granted to our NEOs and can be earned based on achievement of predefined Company performance metrics and targets measured and certified by the Compensation Committee at the end of three consecutive 12-month performance periods. The Compensation Committee sets performance targets at the beginning of each 12-month performance period and the performance targets may change from year to year. Once earned, PSUs are paid in shares of Company stock. NEOs are eligible to earn between 50% and 100% of their target PSU award. If the PSU performance targets are met for a given 12-month performance period, one-third of the target PSU award will be paid out to the NEO on the anniversary of the grant date provided that the NEO is employed by the Company on the payout date. If the PSU performance targets are not met for a given 12-month performance period, then such unearned PSUs (representing one-third of the target award) will be eligible to vest based on performance achievements relative to the next 12-month performance period. Unearned PSUs may be carried forward only one year in this manner and may only be carried forward twice during the three-year term of the PSU award.

▪       Fiscal 2022 PSUs.    In fiscal 2022, PSUs could be earned by our NEOs based on Company performance relative to the net sales and adjusted EBITDA performance targets set forth in the following table as measured for the 12-month performance period ending January 30, 2022 (“Fiscal 2022 PSUs”). Based on the performance ranges and actual results shown in the table below, Mr. Nelson, Mr. Krause and Ms. Dellomo earned one-third of their target Fiscal 2022 PSU award representing 1,457 shares for each of Mr. Nelson and Mr. Krause and 555 shares for Ms. Dellomo. Ms. Fox’s Fiscal 2022 PSU award is payable over four years thereby earning her 2,416 shares. Earned shares will be paid out on the first anniversary of the grant date (i.e., June 7, 2022 for Mr. Nelson, Mr. Krause and Ms. Dellomo; and November 18, 2022 for Ms. Fox) provided they are employed by the Company on the applicable payout date. The balance of Fiscal 2022 PSUs are eligible to be earned based on achievements relative to the performance metrics and targets set by the Compensation Committee for fiscal 2023 and fiscal 2024 and continued employment through the second and third anniversary of the grant dates, respectively.

Metrics	Weight	Performance Ranges			Actual Results	Payout Percent
Net Sales	50%	Threshold:	$380M =	50%	$498.2M	50%
(Growth measure)		Target:	$425M =	100%
Adjusted EBITDA(1)	50%	Threshold:	$17.8M =	50%	$55.5M	50%
(Profitability measure)		Target:	$30.4M =	100%
Total Payout Percent						100%

(1)     Non-GAAP measure. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include management fees, equity-based compensation expense, write-offs of property and equipment, deferred rent, finance expenses and certain other charges and gains that we do not believe reflect our underlying business performance. For a discussion of this measure and for a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended January 30, 2022, filed with the SEC on March 30, 2022.

▪       Fiscal 2021 and Fiscal 2020 PSUs.    On June 5, 2020 and June 5, 2019, the NEOs were granted PSUs (the “Fiscal 2021 PSUs” and “Fiscal 2020 PSUs”, respectively). The Compensation Committee applied the same metrics and targets used for the Fiscal 2022 PSUs (see table above) to the second performance period of the Fiscal 2021 PSU grant and the third performance period of the Fiscal 2020 PSU grant. Accordingly, based on the performance levels presented above, the NEOs earned one-third of their target Fiscal 2021 PSUs and one-third of their Fiscal 2020 PSUs each of which will be paid out on the anniversary of the applicable grant date, provided that the NEO is employed by the Company on the payout date. For the Fiscal 2021 PSUs, Mr. Nelson and Mr. Krause each earned 7,144 shares, and Ms. Dellomo earned 2,721 shares. For the Fiscal 2020 PSUs, Mr. Nelson and Mr. Krause each earned 2,669 shares, and Ms. Dellomo earned 1,051 shares.

▪       Fiscal 2021 PSU2s.    The Compensation Committee granted PSUs to our NEOs that vest, if at all, if the Company achieves certain stretch net sales and adjusted EBITDA performance targets over a four-year performance period ending in fiscal 2024 (“Fiscal 2021 PSU2s”). Fiscal 2021 PSU2s vest, if at all, in the fiscal year in which the Company achieves both the net sales and adjusted EBITDA targets but no later than June 5, 2024. Once earned, Fiscal 2021 PSU2s are payable in the year earned. If both targets are not achieved Fiscal 2021 PSU2s are forfeited.

RSUs.    RSUs provide incentives for executives to remain employed by the Company to execute the Company’s long-term strategic goals. The Compensation Committee believes that RSUs tie compensation to Company performance, given that the value of an RSU can increase or decrease with our stock price. Generally, RSUs vest in three equal annual installments on each of the first three anniversaries of the grant date. Vested shares are settled in common stock on each vest date provided that the executive remains employed by the Company on such date.

Fiscal 2020 Performance Stock Options

On June 5, 2019, Mr. Nelson, Mr. Krause and Ms. Dellomo were awarded performance stock options that were eligible to vest on the third anniversary of the grant date if the average closing price of Company stock was at least $75 for 40 consecutive trading days (“Market Condition”) during the period beginning on the date of grant and ending on June 5, 2022, the third anniversary of the grant date, subject to continued service with the Company (“Employment Condition”). Due to challenges posed by the COVID-19 pandemic and their impact on the market and the Company’s stock price, in June 2020, the option term was extended to June 5, 2024, requiring both the Employment Condition and the Market Condition to be satisfied no later than June 5, 2024. On June 5, 2021, the Market Condition was satisfied. On June 5, 2022, the options will fully vest and become exercisable provided that the Employment Condition is satisfied. Stock options provide the opportunity to receive any appreciation in value between the stock price on the date of grant and the date the option is exercised.

Retirement or Similar Benefit Plans

401(k) Plan

Our 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time associates. The TLC 401(k) Plan provides associates with the opportunity to save for retirement on a tax-favored basis. The 401(k) Plan permits elective deferral contributions, safe harbor matching 100% contributions, not to exceed 4% of their compensation with immediate vesting, and profit-sharing contributions. All our associates (both full-time and part-time) (except for union associates and nonresident aliens) are eligible to participate in the 401(k) Plan as of the day of the month they complete one (1) month of service and are over the age of 21.

Post-Employment Agreements

For a description of the material terms of each contract, agreement, plan or arrangement that provides for payment(s) to a named executive officer at, following, or in connection with the resignation or other termination of a named executive officer, or a change in control, see the section entitled “Executive Employment Arrangements” beginning on page 38.

Other Compensation Policies

Associate Benefits

We provide benefits to all eligible associates, including our NEOs, which the Compensation Committee believes are reasonable and consistent with its overall compensation objective to better enable us to attract and retain associates. These benefits include medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, a monthly stipend for home office expenses and discounts on Company product. There are no perquisites offered to our NEOs. In fiscal 2022 Mr. Nelson, Mr. Krause and Ms. Fox each received Company product the value of which is included as taxable income and reported in the Summary Compensation Table on page 35 for Mr. Nelson and Mr. Krause, and in the Director Compensation Table on page 19 for Ms. Fox.

Stock Ownership Guidelines

The Board of Directors adopted stock ownership guidelines for our NEOs. The guidelines require our NEOs to accumulate and hold shares of the Company’s common stock valued at a multiple of his or her annual base salary within five years of the effective date of the guidelines, or five years of becoming subject to the guidelines, whichever is earlier (“Stock Ownership Requirement”). The Stock Ownership Requirements for our NEOs are set forth below:

Level	Stock Ownership Requirement
CEO	5 times base salary
President and COO	3 times base salary
Chief Strategy Officer	3 times base salary
EVP and CFO	2 times base salary

The following equity holdings qualify toward satisfaction of the Stock Ownership Requirement:

▪       Shares directly owned by the NEO or his or her immediate family members residing in the same household;

▪       Shares beneficially owned by the NEO, but held in trust, limited partnerships, or similar entities for the sole benefit of the NEO or his or her immediate family members residing in the same household;

▪       Shares held in retirement or deferred compensation accounts for the benefit of the NEO or his or her immediate family members residing in the same household; and

▪       Time-based RSUs that have not vested.

In the event the NEO does not meet the Stock Ownership Requirement as of the applicable deadline, the Compensation Committee may (but is not required to) require that the NEO retain an amount equal to all or a portion of the net shares received as a result of the exercise of Company stock options or the vesting of time-based RSUs until the applicable Stock Ownership Requirement has been satisfied.

As of January 30, 2022, all NEOs were in compliance with the guidelines, or on track for compliance within the time period prescribed under the guidelines.

Clawback Policy

The Board of Directors adopted a Clawback Policy requiring the recovery of or forfeiture to the Company of any excess incentive compensation received from our NEOs if (a) the Company is required to restate any financial results due to the material noncompliance of the Company with any financial reporting requirements under the securities laws, and (b) the Audit Committee determines that the NEOs engaged in misconduct (including, but not limited to an act of fraud or breach of fiduciary duty) that resulted in the material noncompliance.

Excess incentive compensation means an amount up to the difference between (a) any incentive compensation paid, granted, vested, settled or accrued during the three completed fiscal years before the restatement, and (b) the incentive compensation the NEO would have been paid or awarded based on the accurate financial information or restated financial results. The Board may recover, or require the forfeiture of, different amounts from different covered officers on such basis as it shall deem appropriate. Material noncompliance means fraud or intentional failure to comply with any material reporting requirements for the representation of financial results of the Company in a public filing with the SEC.

Insider Trading, Anti-Hedging and Pledging Policies

We have an Insider Trading Policy that requires our Directors, NEOs and other senior associates to pre-clear transactions in our common stock with the Company’s finance and legal departments. Trading is permitted only during specified quarterly Company open trading periods. Our NEOs may enter into a trading plan under Rule 10b5-1 of the Exchange Act. These trading plans may be entered into only during an open trading period, must be approved by the Company’s finance and legal departments, and must include a waiting period prior to commencement of trading under the plan. An executive bears the full responsibility if he or she violates the Company policy by permitting shares to be bought or sold without pre-clearance or when trading is restricted.

In addition, our policy prohibits our Directors and NEOs from short-term trading, short selling, buying or selling puts or calls or other derivative securities on the Company’s securities, trading on margin, hedging, or pledging shares of our common stock as collateral for margin loans without the prior approval of our Board of Directors.

Tax and Accounting Considerations

In making decisions about executive compensation, we continue to consider the impact of regulatory provisions, including the provisions of Section 409A of the Internal Revenue Code, as amended, regarding non-qualified deferred compensation and the “golden parachute” provisions of Section 280G of the Internal Revenue Code, as amended, as well as how various elements of compensation will impact our financial results, including the impact of applicable stock compensation accounting rules, which determine how we recognize the cost of employee services received in exchange for awards of equity instruments. While the Compensation Committee considers regulatory provisions and the impact of compensation elements on our financial results as factors in determining executive compensation, the Compensation Committee believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2022.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

THE COMPENSATION COMMITTEE
Walter F. McLallen, Chair John Grafer Shirley Romig

Summary Compensation Table

The following Summary Compensation Table summarizes the total compensation paid to or earned by each of our named executive officers for services provided to the Company for fiscal 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Shawn Nelson	2022	405,450	—	732,744	—	489,060	12,842	1,640,096
Chief Executive	2021	341,847	—	1,266,865	582,677	408,000	10,914	2,610,303
Officer	2020	382,692	—	1,985,408	2,285,288	—	14,431	4,667,819
Mary Fox	2022	72,692	500,000	1,640,839	—	489,060	768	2,703,359
President and Chief		—	—	—	—	—	—	—
Operating Officer		—	—	—	—	—	—	—
Jack Krause	2022	405,450	—	732,744	—	489,060	12,462	1,639,716
Chief Strategy	2021	341,847	—	1,266,865	194,222	408,000	10,914	2,221,848
Officer	2020	382,692	—	721,851	761,761	—	14,431	1,880,735
Donna Dellomo	2022	380,109	—	279,188	—	381,544	10,735	1,051,576
EVP and Chief	2021	320,478	—	762,092	97,112	382,500	11,444	1,573,626
Financial Officer	2020	357,692	50,000	351,824	380,884	—	14,431	1,154,831

(1)     The Salary column reflects base salaries paid during the years shown. For Ms. Fox, reflects her base salary paid from November 15, 2021 through the end of fiscal 2022.

(2)     The Bonus column reflects a sign-on bonus paid to Ms. Fox in connection with her appointment to the role of President and COO of the Company on November 15, 2021.

(3)     The Stock Awards and Option Awards columns reflect the grant date fair value of options, RSUs and PSUs as computed in accordance with FASB ASC Topic 718. The methods and assumptions used to calculate these amounts are discussed in Note 7 to our consolidated financial statements included in our 2022 Annual Report for the fiscal year ended January 30, 2022. The aggregate grant date fair value for each type of award assumes the satisfaction of all relevant conditions. The Stock Awards column reflects the grant date fair value of RSUs and PSUs awarded to Mr. Nelson, Mr. Krause and Ms. Dellomo on June 7, 2021, and Ms. Fox on November 18, 2021.

(4)     For fiscal 2021, amounts shown represent the incremental fair value of the two-year extension of the term of the 2019 performance-vesting stock options, as computed in accordance with FASB ASC Topic 718. The methods and assumptions that we used to calculate these amounts are discussed in Note 7 to our consolidated financial statements included in our 2022 Annual Report for the fiscal year ended January 30, 2022.

(5)     For fiscal 2022, the Non-Equity Incentive Plan Compensation column reflects payments earned under the Company’s AIP based on performance relative to net sales, adjusted EBITDA and CSAT targets established by the Compensation Committee for the 12- month performance period ended January 30, 2022.

(6)     Amounts shown represent 401(k) matching contributions and a monthly administrative stipend for home office expenses that is paid to all associates (including our NEOs), and the taxable value of Company product provided to Mr. Nelson and Mr. Krause.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Shawn Nelson
AIP		128,700	257,400	514,800	—	—	—	—	—
RSU(2)	06/07/2021	—	—	—	—	—	—	4,373	366,414
PSU(3)	06/07/2021	—	—	—	2,186	4,372	—	—	366,330
Mary Fox
AIP		128,700	257,400	514,800	—	—	—	—	—
RSU(2)	11/18/2021	—	—	—	—	—	—	9,665	820,377
PSU(3)	11/18/2021	—	—	—	4,832	9,664	—	—	820,462
Jack Krause
AIP		128,700	257,400	514,800	—	—	—	—	—
RSU(2)	06/07/2021	—	—	—	—	—	—	4,373	366,414
PSU(3)	06/07/2021	—	—	—	2,186	4,372	—	—	366,330
Donna Dellomo
AIP		100,406	200,813	401,626	—	—	—	—	—
RSU(2)	06/07/2021	—	—	—	—	—	—	1,666	139,594
PSU(3)	06/07/2021	—	—	—	833	1,666	—	—	139,594

(1)     NEOs can earn AIP Awards between 0% and 200% of target based on net sales, adjusted EBITDA and CSAT performance relative to targets pre-established by the Compensation Committee. Performance is measured at the end of a 12-month performance period ending January 30, 2022.

(2)     Reflects RSUs that vest in three equal annual installments on each of the first, second, and third anniversaries of the grant date, subject to continued service with the Company through the vesting date.

(3)     Reflects PSUs that may be earned based on achievements relative to net sales and adjusted EBITDA performance targets pre-established by the Compensation Committee. NEOs are eligible to earn between 50% and 100% of their target award. PSUs are payable in shares of the Company’s common stock. See the section “Fiscal 2022 PSU and RSU Awards” on page 31 for additional information.

(4)     Reflects the grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the awards reported, see Note 7 to the Company’s consolidated financial statements in the Company’s 2022 Annual Report for the fiscal year ended January 30, 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each Named Executive Officer certain information concerning their outstanding equity awards as of January 30, 2022.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Shawn Nelson	06/05/2019	—	330,244	38.10	06/05/2029	2,669	134,891	2,669(4)	134,891
	06/05/2020	—	—	—	—	14,290	722,217	14,289(4)	722,166
	06/05/2020	—	—	—	—	—	—	24,759(5)	1,251,320
	06/07/2021	—	—	—	—	4,373	221,011	4,372(4)	220,961
Mary Fox	02/25/2020	—	—	—	—	1,168	59,031	—	—
	11/18/2021	—	—	—	—	9,665	488,469	9,664(4)	488,419
Jack Krause	06/05/2019	—	110,081	38.10	06/05/2029	2,669	134,891	2,669(4)	134,891
	06/05/2020	—	—	—	—	14,290	722,217	14,289(4)	722,166
	06/05/2020	—	—	—	—	—	—	24,759(5)	1,251,320
	06/07/2021	—	—	—	—	4,373	221,011	4,372(4)	220,961
Donna Dellomo	06/05/2019	—	55,041	38.10	06/05/2029	1,051	53,118	1,051(4)	53,118
	06/05/2020	—	—	—	—	5,444	275,140	5,444(4)	275,140
	06/05/2020	—	—	—	—	—	—	23,212(5)	1,173,134
	06/07/2021	—	—	—	—	1,666	84,200	1,666(4)	84,200

(1)     Reflects performance stock options granted on the date shown which vest on the third anniversary of the grant date if the average closing price of the Company’s common stock has been at least $75 for 40 consecutive trading days during the period beginning on the date of grant and ending on the third anniversary of the grant date, subject to continued service with the Company. On June 5, 2021, the Market Condition was satisfied. On June 5, 2022, the options will fully vest and become exercisable provided that the Employment Condition is satisfied. See the discussion on page 32 for more information on performance stock options.

(2)     For Mr. Nelson, Mr. Krause and Ms. Dellomo, reflects RSUs which vest in three equal annual installments on the anniversary of the grant date subject to continued service with the Company through the vesting dates. For Ms. Fox, reflects the balance of her Appointment Grant of RSUs made in connection with her service as a member of the Board of Directors from February 2020 to November 2021.

(3)     Reflects the market value of the shares underlying RSUs as of January 30, 2022, based on the closing price of our common stock of $50.54 per share on January 28, 2022, the last trading day of fiscal 2022.

(4)     Reflects Fiscal 2020 PSUs, Fiscal 2021 PSUs and Fiscal 2022 PSUs which may be earned based on the Company’s performance relative to pre-established metrics and targets set by the Compensation Committee for three consecutive 12-month performance periods. See the discussion on page 31 for more information on PSU awards.

(5)     Reflects Fiscal 2021 PSU2s which may be earned based on the Company’s performance relative to stretch net sales and adjusted EBITDA targets over a four-year performance period ending in fiscal 2024. See the discussion on page 32 for more information on PSU awards.

(6)     Reflects the market value of the shares underlying Fiscal 2020 PSUs, Fiscal 2021 PSUs, Fiscal 2021 PSU2s and Fiscal 2022 PSUs, as applicable, as of January 30, 2022, assuming performance at target, and based on the closing price of our common stock of $50.54 per share on January 28, 2022, the last trading day of fiscal 2022.

Option Exercises and Stock Vested

The following table provides information on stock option and stock awards that vested for the NEOs in fiscal 2022.

	Option Awards		Stock Awards(1)(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Shawn Nelson	—	—	19,624	1,631,932
Mary Fox	—	—	8,994	618,890
Jack Krause	—	—	19,624	1,631,932
Donna Dellomo	—	—	7,541	627,110

(1)     For Ms. Fox, reflects shares acquired as compensation for her service as a member of the Board of Directors of the Company from February 2020 to November 2021.

(2)     The following table provides details of the stock awards that vested during fiscal 2022:

Name	Vesting Date	Number of Shares Acquired (#)	Value Realized on Vesting ($)	Stock Price on Vesting Date ($)	Award Description
Shawn Nelson	06/05/2021	9,812	815,966	83.16	PSU
	06/05/2021	9,812	815,966	83.16	RSU
Mary Fox	02/25/2021	4,868	275,772	56.65	RSU
	06/05/2021	4,126	343,118	83.16	RSU
Jack Krause	06/05/2021	9,812	815,966	83.16	PSU
	06/05/2021	9,812	815,966	83.16	RSU
Donna Dellomo	06/05/2021	3,770	313,513	83.16	PSU
	06/05/2021	3,771	313,596	83.16	RSU

Executive Employment Arrangements

We have entered into Employment Agreements with our named executive officers which have no specific term and provide that each is an at-will employee. Each Employment Agreement provides for a base salary, adjusted from time to time, target AIP Award, and equity compensation. The Employment Agreements also provide for, among other things, the reimbursement of all reasonable travel and other out-of-pocket expenses incurred in connection with the NEO’s employment, paid vacation leave, and post-employment compensation which is discussed beginning on page 39. The following is a summary of the key terms of each NEO’s employment agreement:

▪       Shawn Nelson.    Effective October 26, 2017, the Company entered into an Employment Agreement with Mr. Nelson, which was amended on October 2, 2019 and March 24, 2022, and included as Exhibits 10.6, 10.9 and 10.14 to our 2022 Annual Report. As of May 1, 2021, Mr. Nelson’s annual base salary was $429,000, and he was eligible for an AIP Award with a target value of 60% of his base salary ($257,400) up to a cap of 100% of his base salary. Pursuant to Mr. Nelson’s Employment Agreement as amended on March 24, 2022, his base salary is $445,100, and he is eligible for an AIP Award with a target value of 60% of his base salary $267,060 and a cap of 120% of his base salary. He is also eligible for an annual long-term incentive award with a target value of $765,000, and an LTPA up to $1,649,000.

•       Mary Fox.    Effective September 30, 2021, the Company entered into an Employment Agreement with Ms. Fox which is included as Exhibit 10.13 to our 2022 Annual Report. Pursuant to her Employment Agreement, Ms. Fox’s annual base salary is $429,000, and she is eligible for an AIP Award with a target value of 60% of her base salary ($257,000) and a cap of 120% of her base salary. Ms. Fox is also eligible for an annual long-term incentive award with a target value of $765,000, and an LTPA up to $1,649,000. Ms. Fox received a cash signing bonus of $500,000 and an RSU award valued at $1,500,000 half of which is subject to time-based vesting and half of which is subject to performance-based vesting.

For the fiscal year ending January 29, 2023 only (“Fiscal 2023”), in addition to her AIP Award, Ms. Fox is eligible to receive an additional bonus of up to $400,000 (“Additional Bonus”), that is payable in two installments, with 60% of the Additional Bonus payable upon certification of the performance results following the conclusion of the third quarter of Fiscal 2023 based on annual operating plan targets for Fiscal 2023, and the remaining 40% payable upon certification of performance results following the conclusion of the fourth quarter of Fiscal 2023 based on the annual operating plan targets, and with the ability to true-up the payment of the third quarter installment based on performance for the fourth quarter of Fiscal 2023 to the extent that the third quarter targets are not then met.

▪       Jack Krause.    Effective October 26, 2017, the Company entered into an Employment Agreement with Mr. Krause, which was amended on October 2, 2019 and November 9, 2021, and included as Exhibits 10.7, 10.10 and 10.12 to our 2022 Annual Report. As of November 9, 2021, Mr. Krause’s annual base salary is $429,000, and he is eligible for an AIP Award with a target value of 60% of his base salary ($257,400) and a cap of 120% of his base salary. He is also eligible for an annual long-term incentive award with a target value of $765,000, and an LTPA up to $736,000.

▪       Donna Dellomo.    Effective October 26, 2017, the Company entered into an Employment Agreement with Ms. Dellomo, which was amended on October 2, 2019 and March 24, 2022, and included as Exhibits 10.8, 10.11 and 10.15 to our 2022 Annual Report. As of May 1, 2021, Ms. Dellomo’s annual base salary was $401,625, and she was eligible for an AIP Award with a target value of 50% of her base salary ($200,813) and a cap of 100% of her base salary. Pursuant to Ms. Dellomo’s Employment Agreement as amended on March 24, 2022, Ms. Dellomo’s base salary is $416,700 and she is eligible for an annual long-term incentive award with a target value of $291,000, and an LTPA up to $419,000.

Post-Employment Compensation

The Employment Agreements and provisions in our 2017 Equity Plan and award agreements offer post-employment compensation to the NEOs under certain scenarios and contain restrictive covenants applicable for a corresponding period after termination. The table below describes the compensation and benefits payable to the NEOs upon the termination scenarios noted. There are no incremental benefits payable to an NEO upon death, voluntary termination of employment, or termination for cause.

	Death	Disability	Termination of Executive Without Cause	Termination by Executive for Good Reason	Change in Control or Existing Investor Asset Disposal(1)
Cash Severance	—	▪ 4 months for all NEOs	▪ 18 months for CEO ▪ 12 months for other NEOs		—
AIP Award	—	—	▪ Eligible for pro-rata AIP award based on achievement of performance targets		—
Health and Life Benefits	—	—	▪ 18 months for CEO ▪ 12 months for other NEOs		—
Equity(2)	▪ Unvested stock options forfeited ▪ Unvested RSUs and PSUs forfeited ▪ Vested stock options exercisable 12 months after termination date but not later than expiration date		▪ Unvested stock options forfeited ▪ Unvested RSUs and PSU vest in full	▪ Unvested stock options forfeited ▪ Unvested and PSUs RSUs forfeited	▪ Unvested stock options vest ▪ Unvested RSUs and PSUs vest in full

(1)     “Existing Investor Asset Disposal” means (A) each of the Mistral Equity Partners, LP, Mistral Equity Partners QP and MEP Co-Invest, LLC (the “Mistral Entities”) on the one hand and Satori Strategic Opportunities, LP, Satori Capital III, LP and their respective affiliates on the other hand (the “Satori Entities” and with Mistral, the “Existing Investors”) sell a percentage of their interests for a certain aggregate value, or (B) a “change in control” occurs concurrently with or following the Existing Investors’ disposal of their entire interests in the Company. “Change in control” means any of the following events to occur as a single or series of related transactions, as determined by the Board in its reasonable discretion, that results in: (a) a sale of all or substantially all of the assets of the Company and its subsidiaries or (b) a sale of more than 50% of the Company’s outstanding common stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise), determined on a fully diluted basis, to any independent third party or group of independent third parties.

(2)     Treatment of equity upon the termination scenarios described above is governed by the terms of the 2017 Equity Incentive Plan and related award agreements.

Potential Payments Upon Termination of Employment or Change in Control

The table below shows potential payments to our NEOs in the event of their termination of employment by the Company without cause, termination by the executive for good reason, and termination due to disability or in connection with a change in control. The payments and benefits extended to the NEOs upon each of these termination scenarios are payable pursuant to the terms of each of their Employment Agreements, the 2017 Equity Plan and related award agreements. The table below assumes the following:

▪       Termination of employment, change of control or Existing Investor Asset Disposal, as applicable, occurred on January 30, 2022, the last day of fiscal 2022;

▪       Vested stock options and other vested equity awards were neither exercised nor sold;

▪       The Company performed at target levels for purposes of calculating the AIP Award and equity awards; and

▪       The NEOs elected COBRA benefits for the maximum time period allowed under their Employment Agreements.

Name	Disability ($)	Termination of Executive Without Cause ($)	Termination by Executive for Good Reason ($)	Change in Control or Existing Investor Asset Disposal ($)
Shawn Nelson
Cash Severance	143,000	643,500	643,500	—
AIP Award	—	257,400	257,400	—
Health and Life Benefits	—	49,398	49,398	—
Equity	—	3,407,457	—	3,407,457
TOTAL	143,000	4,357,395	949,938	3,407,457
Mary Fox
Cash Severance	143,000	429,000	429,000	—
AIP Award	—	257,400	257,400	—
Health and Life Benefits	—	28,101	28,101	—
Equity	—	1,035,918	—	1,035,918
TOTAL	143,000	1,750,419	714,501	1,035,918
Jack Krause
Cash Severance	143,000	429,000	429,000	—
AIP Award	—	257,400	257,400	—
Health and Life Benefits	—	33,958	33,958	—
Equity	—	3,407,457	—	3,407,457
TOTAL	143,000	4,127,455	719,998	3,407,457
Donna Dellomo
Cash Severance	133,875	401,625	401,625	—
AIP Award	—	200,813	200,813	—
Health and Life Benefits	—	28,435	28,435	—
Equity	—	1,998,048	—	1,998,048
TOTAL	133,875	2,628,921	630,873	1,998,048

CEO Pay Ratio

Under SEC rules, the Company is providing the following information for fiscal year 2022:

▪       The total compensation of the median employee, excluding the CEO, was $16,275

▪       The annual total compensation of the CEO was $1,639,476

▪       The ratio of CEO total compensation to median employee total compensation: 101 to 1

Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure.

In order to determine the median employee, the Company examined W2 wages for the 2021 calendar year for all employees, excluding our CEO, employed as of December 31, 2021. On the determination date, our employee population consisted of 1,138 individuals, all located in the United States. This population consisted of our full-time, part-time, seasonal and temporary employees. There are no employee exclusions considered for median employee determination. Our median employee is an hourly associate, employed part-time at an hourly rate of $13, working approximately 24 hours per week. Our part-time employees are also eligible to participate in a field incentive program. Actual earnings were taken into consideration per SEC rules to identify the median employee.

Once we identified our median employee, we combined all of the elements of the median employee’s compensation for fiscal year 2022 to determine the median employee total compensation in accordance with the requirements of item 402(c)(2)(x) of Regulation S-K and compared such total compensation to the total compensation of our CEO, as reported in the Summary Compensation Table.

Proposal 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Board of Directors believes that an annual advisory vote to approve executive compensation is the most appropriate policy for our stockholders and the Company at this time. While this vote is non-binding, the Company values the opinions of its stockholders and will consider the outcome of the vote when determining the frequency of future stockholder advisory approvals of executive compensation. Consistent with current prevailing market practice and the Board’s compensation philosophy, the Board recommends an annual frequency for the stockholder advisory vote on executive compensation.

See page 23 for more information.

Vote Requirement

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered the frequency recommended by stockholders. Abstentions and broker non-votes will have no effect on the outcome of this vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “ONE YEAR” AS THE FREQUENCY OF FUTURE STOCHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION.

Proposal 4

APPROVAL OF THE SECOND AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

Background

Our Amended and Restated 2017 Equity Incentive Plan (the “2017 Equity Plan”), was approved by our Board of Directors and our stockholders on August 26, 2017. In 2018, the 2017 Equity Plan was amended to increase the shares of our common stock authorized and reserved for issuance under the 2017 Equity Plan to 615,066 shares. In 2019 and 2020, the 2017 Equity Plan was amended and restated to, among other things, increase the shares of our common stock authorized and reserved for issuance thereunder to 1,414,889 shares and 2,104,889 shares, respectively. At this time, we estimate that the 2017 Equity Plan has only enough shares reserved to provide for equity incentive grants through the 2023 fiscal year. Since our ability to grant equity incentive compensation to eligible individuals is an integral part of our compensation practices, we are requesting stockholder approval to add 550,000 shares to the 2017 Equity Plan’s share reserve so that we may continue to grant awards after fiscal year 2023.

Summary of the Proposal

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board of Directors regards as essential in addressing these human resource challenges is a competitive equity incentive program. Our employee stock incentive program provides a range of incentive tools and sufficient flexibility to permit the Compensation Committee to implement them in ways that will make the most effective use of the shares our stockholders authorize for incentive purposes.

In January 2022, our Board of Directors adopted an amendment to the 2017 Equity Plan (the “Second Amended 2017 Plan”), subject to approval by our stockholders at our 2022 Annual Meeting, that increases by 550,000 the aggregate maximum number of shares that may be issued under the Second Amended 2017 Plan, so that the new total share reserve for grants under the Second Amended 2017 Plan will be 2,654,889 shares. As of April 1, 2022, a total of 814,069 shares had been issued under the Second Amended 2017 Plan, 540,471 shares remained subject to outstanding awards under the Second Amended 2017 Plan, and 371,943 shares remained available for the future grant of awards under the Second Amended 2017 Plan. If approved, we would have 921,943 shares for new grants following approval of the Second Amended 2017 Plan. The Second Amended 2017 Plan would be amended as set forth in the Second Amended and Restated 2017 Equity Incentive Plan attached as Appendix A to this Proxy Statement.

We believe that increasing the shares reserved for issuance under the Second Amended 2017 Plan is necessary for us to continue to offer a competitive equity incentive program. We believe that the additional shares will provide us with enough shares to continue to offer competitive equity compensation through fiscal year 2024. This estimate is based on a number of assumptions, including that our grant practices under the Second Amended 2017 Plan will be consistent with our historical practices and usage, and is dependent on a number of other factors that are difficult to predict or that are beyond our control, including the price of our common stock underlying future grants, our hiring activity, forfeitures of outstanding awards and other circumstances that may require us to change our equity grant practices.

If the stockholders do not approve the proposed share increase, we believe we will not be able to continue to offer competitive equity packages to retain our current employees and recruit qualified new hires. This could significantly hamper our plans for growth and adversely affect our ability to operate our business. In addition, if we were unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent. This could have a significant effect upon our quarterly results of operations and balance sheet and not be competitive with other companies that offer equity.

The Board of Directors believes that the Second Amended 2017 Plan will serve a critical role in attracting and retaining the high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals. Therefore, the Board of Directors urges you to vote to approve the Second Amended and Restated 2017 Equity Incentive Plan.

Total Potential Dilution and Run Rate Information

Common measures of a stock plan’s cost include burn rate, dilution and overhang. The burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last two years, the Company has maintained an average equity run rate of only 2.25% of shares of Common Stock outstanding per year. Total Potential Dilution (under employee stock plans) measures the degree to which our stockholders’ ownership has been diluted by stock-based compensation awarded under the Second Amended 2017 Plan and also includes shares that may be awarded under the Second Amended 2017 Plan in the future.

The following table shows how our key equity metrics have changed over the past two years, and also reflects the impact of the proposed new share request on such metrics.

Key Equity Metrics	As of April 1, 2022, including the New Share Request(1)	Fiscal Year 2022	Fiscal Year 2021
Equity Run Rate(2)	0.6%	0.6%	3.9%
Outstanding Overhang(3)	6.0%	6.1%	6.8%
Total Potential Dilution(4)	11.4%	10.9%	9.1%

(1)     Includes all information as of April 1, 2022, including the impact of the 550,000 new shares that shareholders are being asked to approve in this proposal.

(2)     Equity Run Rate is calculated by dividing the number of shares subject to equity awards granted during the year by the weighted-average number of basic shares outstanding during the year.

(3)     Outstanding Overhang is calculated by dividing (a) the number of shares subject to equity awards outstanding at the end of the year, by (b) the sum of number of shares outstanding at the end of the year, the number of shares subject to equity awards outstanding at the end of the year, and the number of shares available for future grants at the end of the year.

(4)     Total Potential Dilution under employee stock plans is calculated by dividing (a) the sum of the number of shares subject to equity awards outstanding at the end of the year and the number of shares available for future grants at the end of the year, by (b) the sum of number of shares outstanding at the end of the year, the number of shares subject to equity awards outstanding at the end of the year, and the number of shares available for future grants at the end of the year.

Authorized Shares Requested

The maximum aggregate number of shares we are requesting our stockholders authorize under the Second Amended 2017 Plan is 2,654,889, including the additional 550,000 shares to be added to the reserve upon receipt of stockholder approval of this amendment. The total overhang resulting from this share request represents approximately 6.1% of the number of shares of our common stock outstanding on April 1, 2022, determined on a fully diluted basis. Our Board of Directors considered several factors in determining the amount of shares requested as set forth above, including the intention to authorize sufficient shares to provide for the needs of a reasonable incentive program for the next two years.

Summary of the Second Amended 2017 Plan

The following summary of the Second Amended 2017 Plan is qualified in its entirety by the specific language of the Second Amended 2017 Plan.

General.    The purpose of the Second Amended 2017 Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards.

Authorized Shares.    The maximum aggregate number of shares authorized for issuance under the Second Amended 2017 Plan is 2,654,889 shares, assuming the stockholders approve the addition of 550,000 shares to the reserve. Given the 371,943 shares that remain available for grant as of April 1, 2022, if approved, we would have 921,943 shares available for new grants following approval of the Second Amended 2017 Plan.

Share Counting.    If any award granted under the Second Amended 2017 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the Second Amended 2017 Plan. Shares will not be treated as having been issued under the Second Amended 2017 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation in connection with an option or a stock appreciation right or that are tendered in payment of the exercise price of an option will not be made available for new awards under the Second Amended 2017 Plan. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of “full value” awards will again become available for issuance under the Second Amended 2017 Plan.

Adjustments for Capital Structure Changes.    Appropriate and proportionate adjustments will be made to the number of shares authorized under the Second Amended 2017 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the compensation committee also has the discretion under the Second Amended 2017 Plan to adjust other terms of outstanding awards as it deems appropriate.

Nonemployee Director Award Limits.    The aggregate grant date fair value of all awards granted to any nonemployee director during any fiscal year of the Company combined with any cash compensation for that year for services as a nonemployee director will not exceed $500,000.

Limitation on Vesting of Certain Awards.    No award granted under the Second Amended 2017 Plan shall become exercisable or vested prior to the minimum vesting period of the one-year anniversary of the date of grant except for (i) substitute awards assumed in any transaction, (ii) awards to non-employee Directors granted on or about the date of an annual general meeting of shareholders, and (iii) shares of stock delivered in lieu of fully earned non-employee Director cash compensation obligations. These restrictions shall not apply to awards granted under the Second Amended 2017 Plan equal to five percent (5%) of the plan limit.

Administration.    The Second Amended 2017 Plan generally will be administered by the Compensation Committee, although the Board of Directors retains the right to appoint another of its committees to administer the Second Amended 2017 Plan or to administer the Second Amended 2017 Plan (either such duly appointed committee or the Board of Directors, the “Committee”). Subject to the provisions of the Second Amended 2017 Plan, the Committee determines the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to the Second Amended 2017 Plan, amend, cancel or renew any award, interpret and administer the Second Amended 2017 Plan and any award agreement, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.

The Second Amended 2017 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Second Amended 2017 Plan. All awards granted under the Second Amended 2017 Plan will be evidenced by an agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the Second Amended 2017 Plan. The Committee will interpret the Second Amended 2017 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding.

Prohibition of Option and SAR Repricing.    The Second Amended 2017 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: lower the exercise price per share of an option or the base price of a stock appreciation right after it is granted, cancel an option or stock appreciation right when the price per share exceeds the fair market value of one share of stock in exchange for cash or another award (other than in connection with a change in control), or take any other action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations of the U.S. national securities exchange on which the shares of stock are listed.

Eligibility.    Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company.

Stock Options.    The Committee may grant non-statutory stock options, incentive stock options or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.

No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the Second Amended 2017 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant’s termination for cause (as defined by the Second Amended 2017 Plan).

Stock Appreciation Rights.    The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the Second Amended 2017 Plan is ten years.

Restricted Stock Awards.    The Committee may grant restricted stock awards under the Second Amended 2017 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions will be subject to the same vesting terms and restrictions as the original award.

Restricted Stock Units.    The Committee may grant restricted stock units under the Second Amended 2017 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals or may make the awards subject to vesting conditions. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights. The dividend equivalent rights would be subject to the same vesting conditions and settlement terms as the original award.

Performance Awards.    The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination of these.

The Committee will establish performance goals applicable to the award based on the attainment of specified target levels with respect to measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the metrics set forth in the Second Amended 2017 Plan, or on any other metric it chooses.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, if applicable, or other methodology established by the Committee, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of events determined by the Committee, which may include changes in accounting standards or any unusual or infrequently occurring event or transaction occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to increase, eliminate, or reduce the amount that would otherwise be payable on the basis of the performance goals attained to a participant. The Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on the Company’s common stock to the extent that the performance shares become vested (dividend equivalents are subject to the same vesting terms and restrictions as the underlying award).

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Cash-Based Awards and Other Stock-Based Awards.    The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals. Settlement of awards may be in cash or shares of common stock. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The committee may grant dividend equivalent rights with respect to other stock-based awards, which will be subject to the same vesting terms and restrictions as the underlying award. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.

Change in Control.    Unless otherwise defined in a participant’s award or other agreement with the Company, a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the Second Amended 2017 Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards which are not assumed or continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of consummation of the Change in Control.

Our Compensation Committee has discretion to accelerate vesting of awards in connection with a Change in Control. The vesting of all awards held by non-employee Directors will be accelerated in full upon a Change in Control.

The Second Amended 2017 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant for each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award in an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share, if any, under the award. An award having an exercise or purchase price per share equal to or greater than the fair market value of the consideration to be paid per share of common stock in the Change in Control may be canceled without payment of consideration to the holder.

Clawback Policy.    All awards granted under the Second Amended 2017 Plan and any payments made under the Second Amended 2017 Plan shall be subject to clawback or recoupment as permitted or mandated by applicable law, rules, regulations or the Company’s Clawback Policy as enacted September 1, 2021 and as modified from time to time, including, but not limited to, termination of service for cause or any act by a participant, whether before or after termination of service, that would constitute cause for termination of service, or any accounting restatement.

Amendment, Suspension or Termination.    The Second Amended 2017 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the Second Amended 2017 Plan following the tenth anniversary of the Second Amended 2017 Plan’s effective date. The Committee may amend, suspend or terminate the Second Amended 2017 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the Second Amended 2017 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law or the rules of any stock exchange on which the Company’s shares are then listed. No amendment, suspension or termination of the Second Amended 2017 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Second Amended 2017 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Stock Options and Stock Appreciation Rights.    The grant of an option or stock appreciation right will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. When disposing of shares acquired by exercise of an incentive stock option before the end of the statutory incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.

Other Awards.    Other awards under the Second Amended 2017 Plan generally will result in ordinary income to the participant at the later of the time of delivery of cash or shares or the time that the risk of forfeiture lapses.

New Plan Benefits

We have not granted awards or committed to grant awards subject to stockholder approval of the Second Amended 2017 Plan to any individual or group of individuals. The grant of additional awards under the Second Amended 2017 Plan is subject to the discretion of the Committee from time to time.

Vote Requirement

Approval of the Second Amended 2017 Plan requires the affirmative vote of a majority of the shares present at the meeting or represented by proxy and entitled to vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE SECOND AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock by:

▪       each stockholder known by us to be the beneficial owner of more than 5% of our common stock,

▪       each of our current Directors, nominees and named executive officers, and

▪       all of our current executive officers, Directors and nominees as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Shares of common stock subject to options or RSUs currently exercisable, or exercisable within 60 days of April 1, 2022, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or RSU but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

We have based our calculation of the percentage of beneficial ownership on 15,124,910 shares of our common stock outstanding as of April 1, 2022. Except as otherwise noted, the address of each person or entity in the following table is c/o The Lovesac Company, Two Landmark Square, Suite 300, Stamford, Connecticut 06901.

Name	Number of Outstanding Shares Owned	Shares Subject to Options and RSUs(12)	Total Beneficial Ownership	Percent of Shares Outstanding
5% Stockholders:
FMR LLC(1)	1,535,649	—	1,535,649	10.15%
AllianceBernstein L.P.(2)	1,502,883	—	1,502,883	9.94%
BlackRock, Inc.(3)	862,980	—	862,980	5.71%
Wasatch Advisors, Inc.(4)	786,513	—	786,513	5.20%
Executive Officers, Directors and Nominees:
Shawn Nelson(5)(6)	224,518	—	224,518	1.48%
Mary Fox	4,673	—	4,673	*
Jack A. Krause	116,598	—	116,598	*
Donna Dellomo	77,329	—	77,329	*
Andrew R. Heyer(7)(8)	404,975	—	404,975	2.84%
John Grafer(9)(10)	465,457	—	465,457	2.68%
Sharon M. Leite	—	—	—	*
Walter F. McLallen(11)	8,891	—	8,891	*
Shirley Romig	8,116	—	8,116	*
All Executive Officers, Directors and Nominees as a group (9 persons)	5,998,582	—	5,998,582	8.66%

*        Represents beneficial ownership of less than one percent (1%).

(1)     Based on information contained in a Schedule 13G/A filed by FMR LLC (“FMR”), Fidelity Small Cap Growth Fund and Abigail P. Johnson on February 9, 2022 reporting ownership of these shares as of December 31, 2021. According to the Schedule 13G/A, FMR reported that, as of December 31, 2021, it had sole voting power for 7,989 shares of our common stock, and sole dispositive power for 1,535,649 shares of our common stock. FMR’s address is 245 Summer Street, Boston, Massachusetts 02210.

(2)     Based on information contained in a Schedule 13G/A filed by AllianceBernstein L.P. (“Alliance”) on February 14, 2022 reporting ownership of these shares as of December 31, 2021. According to the Schedule 13G/A, Alliance reported that, as of December 31, 2021, it had sole voting power for 1,455,422 shares of our common stock, sole dispositive power for 1,483,781 shares of our common stock, and shared dispositive power for 19,102 shares of our common stock. Alliance’s address is 1345 Avenue of the Americas, New York, NY 10105.

(3)     Based on information contained in a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on February 4, 2022 reporting ownership of these shares as of December 31, 2021. According to the Schedule 13G, BlackRock reported that, as of December 31, 2021, it had sole voting power for 851,193 shares of our common stock and sole dispositive power for 862,980. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(4)     Based on information contained in a Schedule 13G/A filed by Wasatch Advisors, Inc. (“Wasatch”) on February 10, 2022 reporting ownership of these shares as of December 31, 2021. According to the Schedule 13G/A, Wasatch reported that, as of December 31, 2021, it had sole voting and dispositive power for 786,513 shares of our common stock. Wasatch’s address is 505 Wakara Way, Salt Lake City, UT 84108.

(5)     Includes 79,895 shares of common stock held by The LDPV Holding Trust, dated October 1, 2018, of which Mr. Nelson’s spouse is trustee and Mr. Nelson has sole authority over the disposition of the shares of common stock held by the trust.

(6)     Includes 120,000 shares of common stock pledged by Mr. Nelson to secure a loan as approved by the Board of Directors.

(7)     Based on information contained in a Form 4 filed on January 3, 2022 by Mr. Andrew R. Heyer reporting ownership of these shares as of December 30, 2021, includes 204,963 shares of common stock held indirectly by Mistral Equity Partners QP, LP (“Mistral QP”) which is managed by an affiliated entity controlled by Mr. Heyer, and Mistral Equity Partners, LP (“MEP, LP”) which is managed by an affiliated entity controlled by Mr. Heyer, and MEP Co-Invest, LLC (“MEP Co-Invest”) which is an entity controlled by Mr. Heyer; 18,457 shares of common stock held by Heyer Investment Management, LLC and 19,830 shares of common stock held by Andrew R. Heyer 2007 Associates, L.P., each of which Mr. Heyer controls; and 161,725 shares of common stock held directly by Mr. Heyer. Pursuant to Rule 16a-1 of the Exchange Act, Mr. Heyer may be deemed to have beneficial ownership of certain of the securities that are beneficially owned by MEP, LP, Mistral QP and MEP Co-Invest (together, the “Mistral Funds”). Mr. Heyer disclaims beneficial ownership of the securities owned by the Mistral Funds, except to the extent of Mr. Heyer’s pecuniary interest therein.

(8)     Includes 11,195 shares of common stock acquired upon the vesting of RSUs which have been deferred.

(9)     Based on information contained in a Form 4 filed jointly filed by Mr. John R. Grafer, Satori Capital, LLC (“Satori Capital”), SCGPM, LLC (“SCGPM”), Satori Capital Strategic Opportunities GP, LLC (“Satori CSOGP”), Satori Capital Strategic Opportunities, LP (“Satori CSO”), Satori Capital III GP, LLC (“SCIIIGP”), Satori Capital III, LP (“SCIII”), Sunny Vanderbeck and Randy Eisenman (together, the “Satori Holders”) filed on December 21, 2021, reporting ownership of these shares as of December 17, 2021. Satori CSOGP, is the general partner of Satori CSO, and SCIIIGP is the general partner of SCIII. SCGPM is the manager of Satori CSOGP and SCIIIGP and may be deemed to share voting and dispositive power with respect to the shares held by Satori CSO and SCIII. SCGPM is wholly owned and controlled by Satori Capital, which is indirectly owned and controlled by Sunny Vanderbeck and Randy Eisenman through entities that Sunny Vanderbeck or Randy Eisenman own or control. Numbers of shares of common stock beneficially owned by Satori Capital, Mr. Vanderbeck and Mr. Eisenman also include shares of common stock issued in respect of certain restricted stock units RSUs granted to Mr. Grafer, a partner at Satori Capital, by the Company, in connection with his service as a member of the board of directors of the Company. Pursuant to the policies of Satori Capital, Mr. Grafer holds the RSUs granted to him by the Company as a nominee on behalf, and for the sole benefit, of Satori Capital. Mr. Grafer disclaims beneficial ownership of any such RSUs and any common stock issued in respect thereof, and of any other securities held by the Satori Holders. Pursuant to Rule 16a-1 of the Exchange Act, Mr. Grafer may be deemed to have beneficial ownership of certain of the securities that are beneficially owned by Satori CSO and SCIII. Mr. Grafer disclaims beneficial ownership of the securities owned by Satori CSO and SCIII.

(10)   Includes 8,994 shares of common stock acquired upon the vesting of RSUs which have been deferred.

(11)   Includes 4,868 shares of common stock acquired upon the vesting of RSUs which have been deferred.

(12)   Reflects options and RSUs exercisable within sixty days of April 1, 2022.

CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS

Related Party Transactions Policy

We have adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, the Audit Committee is responsible for reviewing and approving related party transactions. The policy applies to transactions, arrangements and relationships (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the aggregate amount involved will, or may be expected to, exceed $120,000 with respect to any fiscal year, and in which we (or one of our subsidiaries) are a participant and in which a related party has or will have a direct or indirect material interest. In the course of reviewing potential related party transactions, the Audit Committee will consider the nature of the related party’s interest in the transaction; the presence of standard prices, rates or charges or terms otherwise consistent with arms-length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for the Company entering into the transaction with the related party; the potential effect of the transaction on the status of a Director as an independent, outside or disinterested Director or committee member; and any other factors the Audit Committee may deem relevant.

As of the end of fiscal 2022, neither the Company nor any of our Directors or officers had engaged in a related party transaction.

Proposal 5

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Marcum LLP as the independent registered public accounting firm to audit the consolidated financial statements of our Company for the fiscal year ending January 29, 2023 and recommends that stockholders vote in favor of the ratification of such appointment. Stockholder ratification of the selection of Marcum LLP as our independent registered public accounting firm is not required by law or otherwise. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of Marcum LLP to stockholders for ratification as a matter of good governance. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of Marcum LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Fees

We regularly review the services and fees from our independent registered public accounting firm, Marcum LLP. These services and fees are also reviewed with the Audit Committee annually. In accordance with standard policy, Marcum LLP periodically rotates the individuals who are responsible for the Company’s audit.

In addition to performing the audit of the Company’s consolidated financial statements, Marcum LLP provided various other services during fiscal 2022 and 2021. The Audit Committee has determined that Marcum LLP’s provision of these services, which are described below, does not impair Marcum LLP’s independence with respect to the Company.

The following table shows the aggregate fees paid or accrued for audit and other services provided for fiscal 2022 and 2021:

	FY2022	FY2021
Audit fees(1)	$ 613,880	$ 280,933
Audit-related fees(2)	13,519	12,875
Tax fees	—	—
All other fees	—	—
Total fees	$ 627,399	$ 293,808

(1)     Audit fees for fiscal 2022 and 2021 consisted of fees for the audit of the Company’s annual consolidated financial statements, including audited financial statements presented in our 2022 Annual Report, review services in connection with quarterly Form 10-Qs and services that are normally provided in connection with regulatory filings, including registration statements, for those years. The increase in audit fees in fiscal 2022 is primarily due to the audit of internal controls over financial reporting which was not required in fiscal 2021 due to the Company’s former emerging growth company status.

(2)     Audit-related fees for fiscal years 2022 and 2021 consisted primarily of the audits of certain employee benefit plans.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the services relating to the fees described in the table above were approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policy.

Vote Requirement

Approval of the ratification of the appointment of Marcum LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting or represented by proxy and entitled to vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023.

Other Matters

Report of the Audit Committee

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (ii) our system of disclosure controls and internal controls over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditor; (v) the performance of our independent auditor; and (vi) the business practices and ethical standards of the Company. The Audit Committee is responsible for the appointment, compensation, retention and oversight of work of the Company’s independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for the preparation, presentation and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting. Marcum LLP, or Marcum, our independent registered public accounting firm for the year ending January 30, 2022, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 30, 2022 and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended January 30, 2022.

The Audit Committee has also reviewed and discussed with Marcum the audited financial statements in the Form 10-K. In addition, the Audit Committee discussed with Marcum those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, Marcum provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Marcum’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Marcum its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC for the year ended January 30, 2022.

THE AUDIT COMMITTEE
Walter F. McLallen, Chair Sharon M. Leite Shirley Romig

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires directors, certain officers and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Exchange Act were timely filed for fiscal 2022, except for one Form 4 representing one transaction for Ms. Fox.

Stockholder Proposals for Fiscal 2023 Annual Meeting of Stockholders

Stockholder proposals for inclusion in the Company’s Proxy Statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act relating to the Company’s fiscal 2023 Annual Meeting of Stockholders to be held in 2023 must be received by the Company at the principal executive offices of the Company no later than the close of business on February 2, 2023. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in fiscal 2023 (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on March 4, 2023 and not earlier than the close of business on February 2, 2023. However, if the Company changes the date of the 2023 Annual Meeting of Stockholders to a date more than 30 days before or after the anniversary of the fiscal 2022 Annual Meeting, then such notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company. Any matter so submitted must comply with the other provisions of our By-Laws and be submitted in writing to the Secretary at the principal executive offices. Proposals should be addressed to The Lovesac Company, Two Landmark Square, Suite 300, Stamford, Connecticut, 06901.

Stockholder Communications

Shareholders and interested parties may communicate directly with the Board of Directors, a committee of the Board, the independent directors as a group, or any individual director by writing to: Board of Directors, c/o Secretary, Two Landmark Square, Suite 300, Stamford, Connecticut 06901, or by emailing to Secretary@lovesac.com. The Secretary reviews all communications sent to the Board of Directors and regularly provides to the Board a summary of communications that relate to the functions of the Board or a committee of the Board or that otherwise require Board attention. Certain items unrelated to the duties and responsibilities of the Board will not be forwarded to the Board including, without limitation, business solicitations, advertisements and surveys; requests for donations and sponsorships; job applications or resumes; product inquiries and complaints; unsolicited ideas and business proposals; or any materials that are threatening, illegal or do not relate to the responsibilities of the Board. Other communications that relate to the functions of the Board or committee will be provided to the Board or to an individual director, as appropriate. Concerns relating to accounting, internal accounting controls or auditing matters will be referred directly to the Chair of the Audit Committee.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We make available free of charge on or through our Internet website, https://investor.lovesac.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

We currently know of no other matters to be voted on at the 2022 Annual Meeting. If any other matters properly come before the meeting, the persons named in the form of proxy intend to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by execution of the proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

April 18, 2022	Shawn Nelson
Stamford, CT	Chief Executive Officer

Appendix A

The Lovesac Company
Second Amended and Restated 2017 Equity Incentive Plan
(effective June 2, 2022)

1. Establishment, Purpose and Term of Plan.

1.1 Establishment. The Lovesac Company 2017 Equity Incentive Plan was originally established effective as of October 26, 2017, the date of its approval by the stockholders of the Company (the “Effective Date”), which was amended and restated effective June 4, 2020, and is hereby amended and restated as The Lovesac Company Second Amended and Restated 2017 Equity Incentive Plan (the “Plan”), effective as of June 2, 2022.

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and incentivize persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2. Definitions and Construction.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f) “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(g) “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(h) “Change in Control” means the occurrence of any one or a combination of the following, unless otherwise provided in an Award Agreement:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(ee)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii) a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors. To the extent that any payment or benefit granted under this Plan constitutes “non-qualified deferred compensation” subject to Code Section 409A, and to the extent that such payment or benefit is payable upon a Participant’s termination of employment, then such payments or benefits shall be payable only upon a “change in control” as defined in Code Section 409A.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(j) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(k) “Company” means The Lovesac Company, a Delaware corporation, and any successor corporation thereto.

(l) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(m) “Director” means a member of the Board.

(n) “Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(o) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant; provided that no Dividend Equivalents Rights shall be granted in connection with an Option or SAR.

(p) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(s) “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(t) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(u) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(v) “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(w) “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(x) “Nonemployee Director” means a Director who is not an Employee.

(y) “Nonemployee Director Award” means any Award granted to a Nonemployee Director.

(z) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(aa) “Officer” means any person designated by the Board as an officer of the Company.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(cc) “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(dd) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(ee) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(ff) “Participant” means any eligible person who has been granted one or more Awards.

(gg) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(hh) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(ii) “Performance Award” means an Award of Performance Shares or Performance Units.

(jj) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(kk) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(ll) “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(mm) “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(nn) “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(oo) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(pp) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(qq) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(rr) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.

(ss) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(tt) “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(uu) “Section 409A” means Section 409A of the Code.

(vv) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(yy) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

(zz) “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(aaa) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(bbb) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ccc) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(ddd) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. Administration.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that (a) the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers, (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (c) each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee.

3.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to interpret and administer the Plan and any Award Agreement relating to, or Award made under, the Plan;

(i) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(j) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.5 Prohibition on Option or SAR Repricing. Other than pursuant to Section 4.3, the Committee shall not, without the approval of the Company’s stockholders (a) lower the exercise price per share of an Option or the base price of an SAR after it is granted, (b) cancel an Option or SAR when the price per share exceeds the Fair Market Value of one share of Stock in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares of Stock are listed.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. Shares Subject to Plan.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, upon shareholder approval of the second amendment to this Plan, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be increased by 550,000 shares, making the aggregate number of shares of Stock that may be issued under the Plan equal to 2,654,889 shares and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2 Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in Section 4.1. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the exercise or settlement of Options or SARs pursuant to Section 16.2 shall not again be available for issuance under the Plan. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of Full Value Awards pursuant to Section 16.2 shall again become available for issuance under the Plan.

4.3 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Sections 5.3 through Section 5.5, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.4 Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5. Eligibility, Participation and Award Limitations.

5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2 Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Incentive Stock Option Limitations.

(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 1,511,530 shares.

(b) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(c) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.

5.4 Nonemployee Director Award Limit. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with generally accepted accounting principles in the United States) of all Awards granted to any Nonemployee Director during any fiscal year of the Company, taken together with any cash compensation paid to such Nonemployee Director for services rendered for such fiscal year, shall not exceed $500,000; provided, however, that the limitation described in this Section shall be determined without regard to amounts paid to a Nonemployee Director during any period in which such individual was an employee or consultant (other than payments for service in their capacity as a Nonemployee Director), and any severance and other payments such as consulting fees paid to a Nonemployee Director for such director’s prior or current service to the Company or any Subsidiary other than serving as a director shall not be taken into account in applying the limit provided above. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

5.5 Limitation of Vesting of Certain Awards. Notwithstanding any other provision of the Plan to the contrary, no Award granted under the Plan shall become exercisable or vested prior to the minimum vesting period of the one-year anniversary of the date of grant (excluding, for this purpose, any (i) substitute awards assumed in any transaction, (ii) Awards to Nonemployee Directors granted on or about the date of an annual general meeting of shareholders that vest on the day of or the day prior to the next annual general meeting of shareholders, and (iii) shares of Stock delivered in lieu of fully earned Nonemployee Director cash compensation obligations); provided, however, that, such restriction shall not apply to Awards granted under this Plan with respect to the number of shares of Stock which, in the aggregate, does not exceed five percent (5%) of the plan limit in Section 4.1 (subject to Section 4.3). For the avoidance of doubt, this Section 5.5 does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change of Control, in the terms of the Award Agreement or otherwise.

6. Stock Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(iii) Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee in an Award Agreement or otherwise, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option

Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant’s termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option; provided, however, that an Option shall never be transferrable to a third party financial institution for value.

6.6 Deemed Exercise of Options. If, on the date on which an Option would otherwise expire at the end of its maximum term, the Option by its terms remains exercisable immediately prior to such expiration and the Fair Market Value of the Stock subject to the Option is greater than the exercise price, then any portion of such Option which has not previously been exercised shall automatically be deemed to be exercised as of such expiration date with respect to such portion.

7. Stock Appreciation Rights.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7 Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act; provided, however, that an SAR shall never be transferrable to a third party financial institution for value.

8. Restricted Stock Awards.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2 Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3 Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall be accumulated/accrued and shall be subject to the same Vesting Conditions and risks of forfeiture as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award or otherwise, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9. Restricted Stock Units.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3 Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

9.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such cash amount or additional Restricted Stock Units shall be subject to the same vesting terms and conditions and same risks of forfeiture, and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award or otherwise, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following the year in which such Restricted Stock Units vest. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in a deferral agreement as provided by the Company or in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7 Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10. Performance Awards.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business, financial or individual performance (each, a “Performance Measure”), subject to the following:

(a) Performance Measures. Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Performance Measures may be based upon one or more of the following, as determined by the Committee: (i) revenue; (ii) sales; (iii) expenses; (iv) operating income; (v) gross margin; (vi) operating margin; (vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii) pre-tax profit; (ix) net operating income; (x) net income; (xi) economic value added; (xii) free cash flow; (xiii) operating cash flow; (xiv) balance of cash, cash equivalents and marketable securities; (xv) stock price; (xvi) earnings per share; (xvii) return on stockholder equity; (xviii) return on capital; (xix) return on assets; (xx) return on investment; (xxi) total stockholder return; (xxii) employee satisfaction; (xxiii) employee retention; (xxiv) market share; (xxv) customer satisfaction; (xxvi) product development; (xxvii) research and development expenses; (xxviii) completion of an identified special project; (xxix) completion of a joint venture or other corporate transaction; and (xxx) any other metric as determined by the Committee.

(b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5 Settlement of Performance Awards.

(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. The Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to increase or reduce some or all of the value of the Performance Award that would otherwise be paid to the Participant upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.

(c) Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d) Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement (or applicable deferral election agreement) evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in a deferral agreement provided by the Company or the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award or otherwise, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a) Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award. Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

10.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11. Cash-Based Awards and Other Stock-Based Awards.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1 Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2 Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

11.4 Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6 Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7 Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12. Standard Forms of Award Agreement.

12.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

12.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13. Change in Control.

13.1 Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:

(a) Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.

(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c) Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.2 Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.

13.3 Federal Excise Tax Under Section 4999 of the Code.

(a) Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b) Determination by Tax Firm. To aid the Participant in making any election called for under Section 13.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.3(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.

14. Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15. Compliance with Section 409A.

15.1 Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a) A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b) Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

15.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a) Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b) Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.

(c) Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3 Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b) Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c) No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d) Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4 Payment of Section 409A Deferred Compensation.

(a) Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i) The Participant’s “separation from service” (as defined by Section 409A);

(ii) The Participant’s becoming “disabled” (as defined by Section 409A);

(iii) The Participant’s death;

(iv) A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(v) A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi) The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

(b) Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c) Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d) Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e) Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f) Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

(g) Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h) Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i) No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16. Tax Withholding.

16.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2 Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the maximum statutory rate, or such other amount that would trigger adverse accounting consequences or costs, as determined by the Committee and in accordance with Company policies. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

17. Amendment, Suspension or Termination of Plan.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4); (b) no change in the class of persons eligible to receive Incentive Stock Options; and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18. Miscellaneous Provisions.

18.1 Forfeiture Events. Notwithstanding anything in the Plan to the contrary, all Awards granted under the Plan and any payments made under the Plan shall be subject to clawback or recoupment as permitted or mandated by applicable law, rules, regulations or the Company’s Policy as enacted September 1, 2021 and as modified from time to time, and shall include, but shall not be limited to, termination of service for Cause or any act by a Participant, whether before or after termination of service, that would constitute Cause for termination of service, or any accounting restatement. For the avoidance of doubt, this provision shall apply to any gains realized upon exercise or settlement of an Award.

18.2 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.3 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.4 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.

18.5 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.6 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.7 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

18.8 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.9 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.10 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.11 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.

18.12 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

ANNUAL MEETING OF STOCKHOLDERS OF THE LOVESAC COMPANY June 2, 2022 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/22259 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20730403030000000000 5 060222 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2, 4 AND 5 AND “ONE YEAR” FOR PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: John Grafer Andrew Heyer Jack Krause Sharon Leite Walter McLallen Shawn Nelson Shirley Romig INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 2. To provide advisory approval of the Company’s fiscal 2022 compensation for its named executive officers. FOR AGAINST ABSTAIN 3. To provide an advisory vote on the frequency of future stockholder advisory votes on executive compensation. 1 YEAR YEARS 3 YEARS ABSTAIN 4. To approve the Second Amended and Restated 2017 Equity Incentive Plan that, among other things, increases the number of shares for issuance thereunder by 550,000 shares. FOR AGAINST ABSTAIN 5. Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2023. FOR AGAINST ABSTAIN In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” ALL NOMINEES in Proposal 1, “FOR” Proposals 2, 4 and 5 and “ONE YEAR” for Proposal 3. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THE LOVESAC COMPANY Proxy for Annual Meeting of Stockholders on June 2, 2022 Solicited on Behalf of the Board of Directors The stockholder(s) hereby appoint(s) Mary Fox and Donna Dellomo, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of The Lovesac Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Eastern Time on June 2, 2022 and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://www.viewproxy.com/LovesacCompany/2022/ by 11:59 PM Eastern Time on June 1, 2022. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting at http://www.viewproxy.com/LovesacCompany/2022/ by logging in using the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “General Information”. (Continued and to be signed on the reverse side.) 1.1 14475